As filed with the U.S. Securities and Exchange Commission on September 14, 2026

Registration No. 333-298760

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

J-Star Holding Co., Ltd.

家星控股股份有限公司

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7/F-1, No. 633, Sec. 2, Taiwan Blvd.,

Xitun District, Taichung City 407,

Taiwan (R.O.C.)
Tel: + 886-423229900

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE19711

Tel: (302) 738-6680

(Name, address, and telephone number of agent for service)

With a Copy to:

Lawrence S. Venick, Esq.

Loeb & Loeb LLP

10100 Santa Monica Boulevard

Suite 2200

Los Angeles, CA 90067

Telephone: (310) 282-2000

Facsimile: (310) 282-2200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2026

PROSPECTUS

$150,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

J-Star Holding Co., Ltd.

家星控股股份有限公司

We may, from time to time, in one or more offerings, offer and sell up to $150,000,000 of our Class A ordinary shares, par value US$2.50 per share (“Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Markets under the symbol “YMAT.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Markets or other securities exchange of the securities covered by the prospectus supplement. On September 11, 2026, the last sale prices of our ordinary shares on Nasdaq Capital Market was $2.07 per ordinary share. As of September 3, 2026, there were 2,699,474 Class A Ordinary Shares held by non-affiliates. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates (also referred to as “public float”) was approximately $5,587,911. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3.

The China Security Regulatory Commission, or CSRC, promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines thereto, which came into effect on March 31, 2023 and request that the domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC within three working days following its submission of confidential or public registration statement for initial public offerings or listing. Pursuant to the Trial Measures, the filing will be completed within twenty working days if the application documents are all in order. In the event that the application documents are incomplete or not in conformity with the requirements of the Trial Measures and the five supporting guidelines, then within five working days upon receipt of the application documents, the CSRC will inform the issuer to submit supplementary materials and the issuer shall provide such supplementary materials within thirty working days. In the process of the filing, the CSRC may also solicit the opinions of the competent department of the State Council for such filing. The time for submitting supplementary materials and soliciting opinions shall not be counted in the statutory time limit for filing (i.e., the foregoing twenty working days). According to the legal opinions issued by our PRC counsel, L&L-Leaven, Attorneys-at-Law, based on our disposal of the 80.5% equity interests in each of our two PRC operating subsidiaries, namely, YMA Composite Materials (DG) Co. Ltd. (“Dongguan YMA”) and Forwell Sports Equipment Co. Ltd (“Dongguan Forwell”), in April 2023, the remaining interests in Dongguan YMA and Dongguan Forwell are deemed to be equity investments (the “PRC Investments”) and the Group no longer has control over such two PRC operating entities. Further, Bohong Technology Jiangsu Co., Ltd. (“Bohong Technology”) and Dongguan Changrong New Material Technology Co., Ltd (“Dongguan Changrong”) are the only remaining PRC subsidiaries (“PRC Subsidiaries”) controlled by the Group. However, Bohong Technology is currently a non-operating subsidiary, while Dongguan Changrong is merely involved in import/export trading activities of a limited scale. In light of the foregoing, and based on the legal opinions of our PRC counsel, L&L-Leaven, Attorneys-at-Law, we determined that we were not required to obtain approval or clearance from the CSRC as the listing of our Class A Ordinary Shares on Nasdaq does not constitute an “indirect overseas offering and listing by PRC domestic companies” and that we were not required to complete the filing procedures as stipulated by the Trial Measures because the Company’s majority business activities are neither carried out in Mainland China since our disposals of the 80.5% equity interests in each of Dongguan YMA and Dongguan Forwell in April 2023, nor is its main place of business located in Mainland China, and none of the members of the senior management team in charge of our business operation are Chinese citizens or domiciled in Mainland China. Our Class A Ordinary Shares commenced trading on the Nasdaq Capital Market in July 2025, and no filing was made with the CSRC in connection with our initial public offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanction or any regulatory objection to our listing from the CSRC or any other PRC authorities. However, if the Trial Measures do eventually apply to us, we cannot assure you that we will be able to receive the clearance of filing procedures under the Trial Measures on a timely basis, or at all. Any failure by us to fully comply with regulatory requirements, including but not limited to the failure to complete the filing procedures with the CSRC if required, may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless. For a detailed description of the risks related to doing business in the PRC and Taiwan, and our listing, see “Risk Factors— Risks Related to Conducting Operations in PRC and Hong Kong”, “Risk Factors— Risks Related to Doing Business in Taiwan” and “Risk Factors— Risks Related to Ownership of Our Class A Ordinary Shares.”

As J-Star is a holding company with no material operations of its own, our operations are conducted through our subsidiaries in Taiwan, Hong Kong and Samoa with our headquarters in Taiwan. In addition, we also have subsidiaries in China, which may subject us to certain laws and regulations in China. Our business is subject to various government regulations and regulatory interference. As of the date of this prospectus, we have been advised by L&L-Leaven, Attorneys-at-Law, our counsel as to PRC law, that our PRC Subsidiaries have received all requisite permissions and approvals from the Chinese authorities for the operation of its business in the PRC, including but not limited to the business licenses from the State Administration for Market Regulation (“SAMR”), and the business licenses are valid and have not been revoked. Based on the PRC laws and regulations currently effective, we have been advised by L&L-Leaven, Attorneys-at-Law that we, including our PRC Subsidiaries, are not subject to any other pre-approval requirement, filing or reporting from Chinese authorities, including the Cybersecurity Administration Committee, or CAC, to list on U.S. exchanges or issue securities to foreign investors or to obtain any further permissions to conduct our current business in the PRC in addition to the permits currently held by us to operate our general business activities. Our Class A Ordinary Shares commenced trading on the Nasdaq Capital Market in July 2025, and no filing was made with the CSRC in connection with our initial public offering. Nevertheless, we may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Furthermore, given statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and there are uncertainties with respect to the Chinese legal system and changes in laws, regulations and policies, including how those laws and regulations will be interpreted or implemented, although as of the date of this prospectus, we have not been involved in any investigations initiated by the applicable government regulatory authorities, nor have we received any inquiry, notice, warning or sanction in such respect, it is uncertain whether or when we might be subject to such requirements, permission and approval from any related PRC government to continue to list our shares on Nasdaq in the future. If approval is required in the future and we were denied permission from Chinese authorities to continue listing on U.S. exchanges, we will not be able to continue listing on U.S. exchange or it may adversely affect our business and results of operation, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to continue to list on U.S. exchanges or to conduct our current business in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we are advised by L&L-Leaven, Attorneys-at-Law, that we are currently not required to obtain any other pre-approval requirement from any of the PRC central or local government and we have not received any denial to list on the U.S. exchange or to conduct our current business, our operations may be adversely affected in the future, directly or indirectly, by existing or future PRC laws and regulations if PRC regulatory authorities do not take the same view as us. We could be subject to additional requirements that we obtain pre-approval or fulfill the filing and reporting obligation to pursue any future offerings from potentially other regulatory authorities. Although we believe the approval from other PRC governmental agencies is not required for the listing and trading of our securities on Nasdaq, we cannot assure you that relevant PRC governmental agencies would reach the same conclusion as we do. If other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete any follow-on offering of our securities or the market for and market price of our Class A Ordinary Shares. However, we are not required to obtain additional permission or approval from Chinese authorities, including the CAC, to either approve our PRC Subsidiaries’ operation or to offer the securities being registered to foreign investors. For more detailed information, see “Risk Factors— Risks Related to Conducting Operations in PRC and Hong Kong — The approval of the CSRC or other Chinese regulatory agencies may be required under Chinese law,” “Risk Factors— Risks Related to Conducting Operations in PRC and Hong Kong — The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. We are currently not required to obtain any pre-approval or fulfill other filing and reporting obligations from or to Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” and “Risk Factors— The Chinese government may intervene in or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations and significantly and adversely impact the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

For the years ended December 31, 2022 and 2021 and until April 2023, we conducted certain operations through our subsidiaries in PRC and we also had direct and indirect wholly-owned subsidiaries with some operations in the PRC. As of the date of this prospectus, we do not have any PRC operating subsidiary that involves any manufacturing operations, except for retaining a subsidiary engaged in import/export trading operations. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulations and state ownership. Our ability to conduct business may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, property and other matters. Also, economic, political and legal developments in the PRC will affect our business, financial condition, results of operations and prospects. Policies, regulations, rules, and the enforcement of laws of the PRC government can have significant effects on economic conditions in the PRC and the ability of business to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our ability to operate our entities in China. As such, these may result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years. The HFCAA, as amended by the Consolidated Appropriations Act, 2023, requires the SEC to prohibit trading of an issuer’s securities on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years. On December 15, 2022, the PCAOB Board determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB has resumed regular inspections since March 2023. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Our financial statements for the fiscal years ended December 31, 2025, 2024 and 2023 have been audited by WWC, P.C. (“WWC”), an independent registered public accounting firm registered with and subject to inspection by the PCAOB.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Investing in our ordinary shares is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered before making a decision to purchase our ordinary shares. As of the date of this prospectus, since J-Star is a holding company with no material operations of its own, we conduct our operations through our subsidiaries in Taiwan, Hong Kong and Samoa with our headquarters in Taiwan. Our ordinary shares offered in this prospectus are shares of our Cayman Islands holding company.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [*], 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“amended and restated memorandum and articles of association” refers to the Sixth Amended and Restated Memorandum and Articles of Association of J-Star Holding Co., Ltd as adopted by special resolution passed on 8 June 2026;

●	“Board” refers to the board of directors of J-Star Holding Co., Ltd;

●	“Bohong Technology” refers to Bohong Technology Jiangsu Co., Ltd;

●	“Class A Ordinary Shares” are to our Class A ordinary shares, par value of US$2.50 per share;

●	“Class B Ordinary Shares” are to our Class B ordinary shares, par value of US$2.50 per share;

●	“Companies Act” means the Companies Act (Revised) of the Cayman Islands, as may be amended from time to time;

●	“Controlling Shareholder” is to Mr. Jing-Bin Chiang, our Chairman of the board of directors, Director and Chief Executive Officer. See “Item 6. Directors, Senior Management and Employees—E. Share Ownership” for more information;

●	““Dongguan Changrong” refers to Dongguan Changrong New Material Technology Co., Ltd.;

●	“HKD” refers to the legal currency of Hong Kong Special Administrative Region of the People’s Republic of China.;

●	“Hong Kong” or “HK” refers to the Hong Kong Special Administrative Region of the People’s Republic of China.;

●	“J-Star” refers to J-Star Holding Co., Ltd. 家星控股股份有限公司;

●	“ordinary shares” refer to our Class A Ordinary Shares and Class B Ordinary Shares;

●	“NTD” or “NT$” refers to the New Taiwan dollar, the legal currency of Taiwan;

●	“PRC” or “China” refers to the People’s Republic of China, including, for the purpose of this prospectus only, Hong Kong and Macau, but excluding, Taiwan, unless the context otherwise indicates;

●	“Predecessor Group” refers to the companies comprising Yuan Min An Enterprises Co., Ltd., Skyfort International PTE. Ltd., YMA Corporation (formerly known as Yuan Chuan International Co., Ltd.), Dongguan Yuantai Sports Equipment Co., Ltd., Forwell Sports Equipment Co., Ltd. and Time Yield Limited.

●	“RMB” or “Renminbi” refers to the legal currency of China;

●	“$,” “US$,” “USD” or “U.S. Dollars” refers to the legal currency of the United States;

●	“share capital” or “shares in the capital of” or similar expressions include a reference to shares in a company that does not have a share capital under its governing law, but which is authorized to issue a maximum or unlimited number of shares; and

●	“Taiwan” refers to Taiwan, Republic of China.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

The PRC operating entities conduct their business using RMB. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

iv

Prospectus Summary

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Business Overview

Our Predecessor Group was established in 1970 and we have accumulated over 50 years of know-how in the material composite industry. We currently  develop and commercialize the technology on carbon reinforcement and resin systems. With decades of experience and knowledge in composites and materials, we are able to apply our expertise and technology on designing and manufacturing a great variety of lightweight, high-performance carbon composite products, ranging from key structural parts of electric bicycles and sports bicycles, rackets, automobile parts to healthcare products. According to the industry report commissioned by us and prepared by Frost & Sullivan, we are one of the major global leading players in the carbon fiber bicycle parts industry and carbon fiber racket parts industry.

As our business is technology-driven, our vision is to offer cutting edge technology and manufacturing expertise in carbon composites to our customers, and many of our products are directly or indirectly supplied to different renowned international sports brand owners. Our carbon composite products deliver substantial weight savings, endurance and stiffness comparing to those constructed from conventional materials, such as steel and aluminum, and in doing so, our products offer remarkable and valuable efficiency and performance benefits to our customers in various applications. While our technology has potential applications over a broad range of industries, we currently have our main focus on the sporting goods industry and we prioritize the electric bicycle market to commercialize our technology.

We are based in Taiwan with our headquarters, R&D center and material laboratory located in Taichung, Taiwan. The R&D center in Taichung focuses on resin material application, new product development, production process enhancement, structural design of products, testing on product performance and enhancement on strength and stiffness of products. Our business focuses on the research and development to provide wide range of carbon composite products solutions. As of the date of this prospectus, with respect to manufacturing, we outsourced our manufacturing to a number of factories in the PRC and will gradually expand such outsourced factories to the U.S. and Europe. We primarily generate revenue through three divisions and revenue streams, namely (i) sales of bicycles parts of sports bicycles and electric bicycles; (ii) sales of rackets for use in tennis, badminton, squash and beach tennis; and (iii) sales of other products, which mainly include structural parts of automobile, other sporting goods and healthcare products. Our bicycle parts and rackets are mainly supplied directly or indirectly to branded customers located in Switzerland, France, Italy, the Netherlands, Germany and Japan and they primarily market and distribute their products worldwide. Other customers which rely on our new products, such as healthcare products, are mainly located in Australia, Canada and Japan Furthermore, we had applied Federal Grant approval to build 100MWh Solid State Battery with the Technology from ITRI (“Industrial Technology Research Institute”) and cooperating with Patriot Green Energy Technology (“PSSB”) to sell its solid-state battery to the U.S. market. This will diversify our product portfolio and facilitate our expansion into USA market.

1

Advanced carbon composite materials offer a number of advantages relative to traditional materials, including light weight, high strength to weight ratio, high stiffness, and improved resistance to heat, corrosion and fatigue. Nonetheless, different products require different degrees and combinations of such properties according to their functions. For instance, automobile parts, such as hoods and seatback, require higher heat resistance, while bicycle frames require greater degree of stiffness. Hence, material application technology plays an important role in refining the production of different types of carbon composite products. Carbon composite materials are formed by combining carbon fibers and resins. The properties of carbon composite materials could vary largely due to different systems of resin and structural arrangement. Differing from our competitors in the industry, instead of using preset formulas of resins with lower degree of flexibility, we have our own R&D center to develop our own resin systems and formulas according to the product requirements. Therefore, we are able to incorporate customized resin systems that can be optimized for specific parameters, such as durability, temperature performance, cure times and viscosity. This not only allows us to present to clients our products with high precision to customers’ specifications from outsourced factories, but also offers us flexibility in developing a greater variety of new products in the future. Apart from our advanced material application technology, our R&D team is also experienced in providing technical recommendations and solutions to and respond to feedback from our customers regarding the structural design of product. Our advanced material application technology and expertise in product design and development complement each other. Thus, we believe that the parallel development of our complex product and process technology has resulted in our competitive advantage which makes it difficult for our competitor to replicate.

Our total revenue for the years ended December 31, 2023, 2024 and 2025 amounted to $23.8 million, $17.6 million and $9.9 million, respectively. Our sales of bicycle parts accounted for approximately 64.0%, 82.0% and 47.1% of our total revenues for the years ended December 31, 2023, 2024 and 2025, respectively. Our sales from our rackets business segment brought us considerable revenue for the years ended December 31, 2023, 2024 and 2025 , which accounted for approximately 29.6%, 9.6% and 1.9%, respectively, of our total revenues. Our sales of other products accounted for approximately 6.4%, 8.4% and 35.7%, respectively, of our total revenues for the years ended December 31, 2023, 2024 and 2025.

While having our main focus on development and sales of key structural parts of bicycles and rackets in the past years, we would not limit ourselves to the existing scope of product. We intend to extend our product spectrum by launching new products, such as sporting goods for new sports such as paddles for racket sports and mast foils for surfing, and further expand our production on relatively new existing products that are emerging in the market, including key structural parts of electric bicycles, automobile and robotic arms, bicycle crank sets and other healthcare products, such as wheelchairs and senior walkers.

For the years ended December 31, 2022 and 2021 and until April 2023, our production plant was located in Dongguan in the PRC with two production lines in place. Though we had disposed of our PRC Investments, we entered into OEM/ODM agreements and their respective supplemental agreements with the two entities in April 2023 to ensure continuity of supply during the transition period. As the Company has announced plans to significantly exit its operations in China and redirect resources toward U.S. market expansion, we intend to wind down our reliance on these PRC-based manufacturing arrangements and shift production to automation-driven manufacturing facilities in the United States.

In April 2023, we disposed of 80.5% equity interests in each of our two PRC operating subsidiaries, namely, Dongguan YMA and Dongguan Forwell. Prior to the Disposition, products under the ODM and OEM business models were manufactured by both Dongguan YMA and Dongguan Forwell in our production plant in Dongguan, the PRC. After the Disposition, we entered into OEM/ODM agreements and their respective supplemental agreements with Dongguan YMA and Dongguan Forwell in April 2023 to ensure continuity of supply during the transition period while we execute our strategic shift away from PRC-based manufacturing. Our management team believes that the foregoing Disposition will not materially impact our ODM and OEM models during this transition, as we will procure and/or provide the raw materials (carbon fiber yarn from our Japan supplier) utilizing our in-house resin technologies for manufacturing that are required under the ODM and OEM models, and thus, we will continue to control the quality of the raw materials. Under both business models, our sales team or R&D team will oversee product development processes and conduct quality control on the semi-finished products and the finished products, as has been our practice in the past. As the Company has announced plans to significantly exit its operations in China and redirect resources toward U.S. market expansion, we are building automation-driven manufacturing facilities in the United States to replace our reliance on PRC-based suppliers.

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Summary of Risks Affecting Our Company

Our business is subject to numerous risks described in the section titled “Risk Factors” and elsewhere in this prospectus. The main risks set forth below and others you should consider are discussed more fully in the section entitled “Risk Factors – Risks Related to Conducting Operations in PRC and Hong Kong,” “Risk Factors – Risks Related to Our Business and Industry,” “Risks Related to Our Corporate Structure,” “Risk Factors – Risks Related to Doing Business in Taiwan,” and “Risks Related to this Offering and Ownership of Our Class A Ordinary Shares” which you should read in its entirety starting from page 15.

Risks Related to Conducting Operations in PRC and Hong Kong

Currently, part of our operations are based in the PRC due to our PRC Investments.   Because of such ties to China, we may be subjected to the laws, rules and regulations of the PRC. For more detailed description of the below risks and other risks related to acquiring and operating business in China and Hong Kong, see “Risk Factors — Risks Related to Conducting Operations in PRC and Hong Kong” beginning on page 15. These risks include, but are not limited to, the following:

●	A downturn in the PRC or global economy, and economic and political policies of the PRC could materially and adversely affect our business and financial condition. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Conducting Operations in PRC and Hong Kong - A downturn in the PRC or global economy, and economic and political policies of the PRC could materially and adversely affect our business and financial condition” on page 15.

●	Uncertainties with respect to the PRC legal system could adversely affect us. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Conducting Operations in PRC and Hong Kong - Uncertainties with respect to the PRC legal system could adversely affect us” on page 15.

●	As most of our products are manufactured in the PRC, we are subject to certain legal and operational risks associated with our PRC outsourced productions. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC and the value of our securities. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Conducting Operations in PRC and Hong Kong - Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC and may cause the value of our securities to significantly decline or be worthless” on page 15.

●	The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. We are currently not required to obtain any pre-approval or fulfill other filing and reporting obligation from or to Chinese authorities to list on U.S. exchanges; however, if we are required to obtain approval or fulfill the filing and reporting in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Conducting Operations in PRC and Hong Kong - The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. We are currently not required to obtain any pre-approval or fulfill other filing and reporting obligation from or to Chinese authorities to list on U.S. exchanges; however, if we are required to obtain approval or fulfill the filing and reporting in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 16.

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●	The Chinese government may intervene in or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations and significantly and adversely impact the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Conducting Operations in PRC and Hong Kong - The Chinese government may intervene in or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations and significantly and adversely impact the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” on page 18.

●	The approval of the CSRC or other Chinese regulatory agencies may be required under Chinese law. Our Class A Ordinary Shares commenced trading on the Nasdaq Capital Market in July 2025, and no filing was made with the CSRC in connection with our initial public offering. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Conducting Operations in PRC and Hong Kong - The approval of the CSRC or other Chinese regulatory agencies may be required under Chinese law” on page 19.

●	Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Conducting Operations in PRC and Hong Kong - Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business” on page 20.

●	Failure to comply with regulations related to export of processed materials may result in fines and legal or administrative actions. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Conducting Operations in PRC and Hong Kong - Failure to comply with regulations related to export of processed materials may result in fines and legal or administrative actions” on page 21.

●	Any lack of requisite approvals, licenses, permits or filings or failure to comply with any requirements of PRC laws, regulations and policies may materially and adversely affect our daily operations. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Conducting Operations in PRC and Hong Kong - Any lack of requisite approvals, licenses, permits or filings or failure to comply with any requirements of PRC laws, regulations and policies may materially and adversely affect our daily operations” on page 22.

●	We may be subject to additional contributions under various employee benefits plans and late payments and fines imposed by relevant governmental authorities. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Conducting Operations in PRC and Hong Kong - We may be subject to additional contributions under various employee benefits plans and late payments and fines imposed by relevant governmental authorities” on page 22.

●	Failure to comply with PRC laws and regulations on employees’ overtime wages payment may expose us to potential compensations. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Conducting Operations in PRC and Hong Kong - Failure to comply with PRC laws and regulations on employees’ overtime wages payment may expose us to potential compensations” on page 23.

●	Existing and future environmental laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial condition or results of operation. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Conducting Operations in PRC and Hong Kong - Existing and future environmental laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial condition or results of operation” on page 21.

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●	Failure to comply with regulations related to production safety may result in fines and legal or administrative actions. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Conducting Operations in PRC and Hong Kong - Failure to comply with regulations related to production safety may result in fines and legal or administrative actions” on page 21.

Risks Related to Our Business and Industry

●	We rely on raw materials supplied by our suppliers for the production of our products which exposes us to risk of production shortages and fluctuations in prices of raw materials.

●	If we fail to adopt new technologies or adapt our products to evolving customer requirements, our business may be materially and adversely affected.

●	We rely on lines of credit from bank loans to fund our business operations, which exposes us to liquidity risk if we are not able to renew or extend the credit lines when they are expired.

●	We may incur losses in the future.

●	The production capacity may not correspond precisely to our production demands, and intended economic results may not be achieved if there is any significant increase in production demand which exceeds our production capacity or any idle or unutilized production capacity during any particular period.

●	We may not receive full payments from our equity interests disposals of our two PRC operating subsidiaries.

●	Our success depends on our ability to attract, retain and motivate members of senior leadership, technical personnel and other employees.

●	Our failure to comply with data protection laws and regulations could lead to government enforcement actions and significant penalties against us, and adversely impact our operating results.

Risks Related to Our Corporate Structure

●	We are a holding company and our sole material asset after completion of this offering will be our equity interest in our subsidiaries. Accordingly, we will depend on distributions from our subsidiaries to pay dividends and cover our corporate and other expenses.
Risks Related to Doing Business in Taiwan
●	We face economic and political risks associated with doing business in Taiwan, particularly due to the geopolitical tension between Taiwan and China that could negatively affect our business and hence the value of your investment.

●	The imposition of foreign exchange restrictions in Taiwan may have an adverse effect on foreign investors’ abilities to acquire securities of a Taiwan company, including the shares of our subsidiaries in Taiwan, or to repatriate the interest, dividends or sale proceeds from those securities.

Risks Related to this Offering and Ownership of Our Class A Ordinary Shares

●	The joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

●	If we fail to meet applicable listing requirements, Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

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Cautionary Statement Regarding Doing Business in China

The China Security Regulatory Commission, or CSRC, promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines thereto, which came into effect on March 31, 2023 and request that the domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC within three working days following its submission of confidential or public registration statement for initial public offerings or listing. Pursuant to the Trial Measures, the filing will be completed within twenty working days if the application documents are all in order. In the event that the application documents are incomplete or not in conformity with the requirements of the Trial Measures and the five supporting guidelines, then within five working days upon receipt of the application documents, the CSRC will inform the issuer to submit supplementary materials and the issuer shall provide such supplementary materials within thirty working days. In the process of the filing, the CSRC may also solicit the opinions of the competent department of the State Council for such filing. According to the legal opinions issued by our PRC counsel, L&L-Leaven, Attorneys-at-Law, based on our disposal of the 80.5% equity interests in each of our two PRC operating subsidiaries, namely, YMA Composite Materials (DG) Co. Ltd. (“Dongguan YMA”) and Forwell Sports Equipment Co. Ltd (“Dongguan Forwell”), in April 2023, the remaining interests in Dongguan YMA and Dongguan Forwell are deemed to be equity investments (the “PRC Investments”) and the Group no longer has control over such two PRC operating entities. Further, Bohong Technology Jiangsu Co., Ltd. (“Bohong Technology”) and Dongguan Changrong New Material Technology Co., Ltd (“Dongguan Changrong”) are the only remaining PRC subsidiaries (“PRC Subsidiaries”) controlled by the Group. However, Bohong Technology is currently a non-operating subsidiary, while Dongguan Changrong is merely involved in import/export trading activities of a limited scale. In light of the foregoing, and based on the legal opinions of our PRC counsel, L&L-Leaven, Attorneys-at-Law, we determined that we were not required to obtain approval or clearance from the CSRC as the listing of our Class A Ordinary Shares on Nasdaq does not constitute an “indirect overseas offering and listing by PRC domestic companies” and that we were not required to complete the filing procedures as stipulated by the Trial Measures because the Company’s majority business activities are neither carried out in Mainland China since our disposals of the 80.5% equity interests in each of Dongguan YMA and Dongguan Forwell in April 2023, nor is its main place of business located in Mainland China, and none of the members of the senior management team in charge of our business operation are Chinese citizens or domiciled in Mainland China. Our Class A Ordinary Shares commenced trading on the Nasdaq Capital Market in July 2025, and no filing was made with the CSRC in connection with our initial public offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanction or any regulatory objection to our listing from the CSRC or any other PRC authorities. However, if the Trial Measures do eventually apply to us, we cannot assure you that we will be able to receive the clearance of filing procedures under the Trial Measures on a timely basis, or at all. Any failure by us to fully comply with regulatory requirements, including but not limited to the failure to complete the filing procedures with the CSRC if required, may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless. For a detailed description of the risks related to doing business in the PRC and Taiwan, and our listing, see “Risk Factors— Risks Related to Conducting Operations in PRC and Hong Kong”, “Risk Factors— Risks Related to Doing Business in Taiwan” and “Risk Factors— Risks Related to Ownership of Our Class A Ordinary Shares”.

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For the years ended December 31, 2022 and 2021 and until April 2023, we conducted certain operations through our subsidiaries in PRC and we also had direct and indirect wholly-owned subsidiaries with some operations in the PRC. As of the date of the prospectus, we do not have any PRC operating subsidiary that involves any manufacturing operations, except for retaining a subsidiary engaged in import/export trading operations. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulations and state ownership. Our ability to conduct business may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, property and other matters. Also, economic, political and legal developments in the PRC will affect our business, financial condition, results of operations and prospects. Policies, regulations, rules, and the enforcement of laws of the PRC government can have significant effects on economic conditions in the PRC and the ability of business to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our ability to operate our entities in China. As such, these may result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Cautionary Statement Regarding Holding Foreign Companies Accountable Act

Our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. The HFCAA was enacted on December 18, 2020 and states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in over-the-counter trading market in the U.S. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by the previous President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCAA. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCAA. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. Pursuant to the SOP Agreement, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023.

Our financial statements for the fiscal years ended December 31, 2025, 2024 and 2023 have been audited by WWC, P.C., (“WWC”). WWC is an independent registered public accounting firms and are among the public accounting firms that are registered with the PCAOB. Such PCAOB-registered accounting firms are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards.

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Permissions Required for Our Operations in China

We are aware that recently, the Chinese government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these regulatory actions and statements are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our entities in China, the ability to accept foreign investments and list on a U.S. or other foreign exchange. Although currently our business of carbon fiber composite products is not affected under these regulatory actions, however, if the legislative or administrative regulation making bodies change their focus to the sector which we operate in, it may impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. For a detailed description of the risks related to doing business in the PRC and Taiwan, and our listing, see “Risk Factors— Risks Related to Conducting Operations in PRC and Hong Kong”, “Risk Factors— Risks Related to Doing Business in Taiwan” and “Risk Factors— Risks Related to Ownership of Our Class A Ordinary Shares”.

On July 6, 2021, the relevant Chinese government authorities published the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions call for strengthened regulation over illegal securities activities and increased supervision of overseas listings by China-based companies, and propose to take effective measures, such as promoting the construction of relevant regulatory systems to regulate the risks and incidents faced by China-based overseas-listed companies. Subsequently, on February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines thereto, which came into effect on March 31, 2023. Under the Trial Measures, a filing-based regulatory system was introduced to cover both direct and indirect overseas issuance and listing of securities. The Trial Measures provide the scope of activities subject to the filing requirement, and relevant criteria for determining whether an activity falls within the scope. Pursuant to the Trial Measures, the determination as to whether a PRC domestic company is indirectly offering and listing securities in an overseas stock market shall be made on a substance over form basis. If the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (1) the total assets, net assets, revenues or profits of the domestic operating entity of the issuer in the most recent accounting year account for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; and (2) the senior management in charge of business operation and management of the issuer are mostly Chinese citizens or have domicile in China, and the issuer’s main places of business are located in China or main business activities are conducted in China.

On February 17, 2023, the CSRC promulgated the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of confidential or public registration statement for initial public offerings or listing. If a domestic company fails to complete required filing procedures, conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

On February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

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On or after March 31, 2023, in the event that the offering is determined as an “indirect overseas offering and listing by a PRC domestic company” under the Trial Measures, any failure or perceived failure by the Company or PRC Subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

According to the legal opinions issued by our PRC counsel, L&L-Leaven, Attorneys-at-Law, based on our disposal of the 80.5% equity interests in each of our two PRC operating subsidiaries, namely, Dongguan YMA and Dongguan Forwell, in April 2023, the remaining interests in Dongguan YMA and Dongguan Forwell are deemed to be equity investments and the Group no longer has control over such two PRC operating entities. Further, Bohong Technology and Dongguan Changrong are the only remaining PRC Subsidiaries controlled by the Group. However, Bohong Technology is currently a non-operating subsidiary, while Dongguan Changrong is merely involved in import/export trading activities of a limited scale. In light of the foregoing, and based on the legal opinions of our PRC counsel, L&L-Leaven, Attorneys-at-Law, we determined that we were not required to obtain approval or clearance from the CSRC as the listing of our ordinary shares on Nasdaq does not constitute an “indirect overseas offering and listing by PRC domestic companies” and that we were not required to complete the filing procedures as stipulated by the Trial Measures because the Company’s majority business activities are not carried out in Mainland China since our disposals of the 80.5% equity interests in each of Dongguan YMA and Dongguan Forwell in April 2023, nor is its main place of business located in Mainland China, and none of the members of the senior management team in charge of our business operation are Chinese citizens or domiciled in Mainland China. Our Class A Ordinary Shares commenced trading on the Nasdaq Capital Market in July 2025, and no filing was made with the CSRC in connection with our initial public offering.

As J-Star is a holding company with no material operations of its own, our operations are conducted through our subsidiaries in Taiwan, Hong Kong and Samoa with our headquarters in Taiwan. In addition, we also have subsidiaries in China, which may subject us to certain laws and regulations in China. Our business is subject to various government regulations and regulatory interference. As of the date of this prospectus, we have been advised by L&L-Leaven, Attorneys-at-Law, our counsel as to PRC law, that our PRC Subsidiaries have received all requisite permissions and approvals from the Chinese authorities for the operation of its business in the PRC, including but not limited to the business licenses from the State Administration for Market Regulation (“SAMR”), and the business licenses are valid and have not been revoked. Based on the PRC laws and regulations currently effective, we have been advised by L&L-Leaven, Attorneys-at-Law that we, including our PRC Subsidiaries, are not subject to any other pre-approval requirement, filing or reporting from Chinese authorities, including the Cybersecurity Administration Committee, or CAC, to list on U.S. exchanges or issue securities to foreign investors or to obtain any further permissions to conduct our current business in the PRC in addition to the permits currently held by us to operate our general business activities. Our Class A Ordinary Shares commenced trading on the Nasdaq Capital Market in July 2025, and no filing was made with the CSRC in connection with our initial public offering. Nevertheless, we may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Furthermore, given statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and there are uncertainties with respect to the Chinese legal system and changes in laws, regulations and policies, including how those laws and regulations will be interpreted or implemented, although as of the date of this prospectus, we have not been involved in any investigations initiated by the applicable government regulatory authorities, nor have we received any inquiry, notice, warning or sanction in such respect, it is uncertain whether or when we might be subject to such requirements, permission and approval from any related PRC government to continue to list our shares on Nasdaq in the future. If approval is required in the future and we were denied permission from Chinese authorities to continue listing on U.S. exchanges, we will not be able to continue listing on U.S. exchange or it may adversely affect our business and results of operation, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to continue to list on U.S. exchanges or to conduct our current business in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we are advised by L&L-Leaven, Attorneys-at-Law, that we are currently not required to obtain any other pre-approval requirement from any of the PRC central or local government and we have not received any denial to list on the U.S. exchange or to conduct our current business, our operations may be adversely affected in the future, directly or indirectly, by existing or future PRC laws and regulations if PRC regulatory authorities do not take the same view as us. We could be subject to additional requirements that we obtain pre-approval or fulfill the filing and reporting obligation to pursue any future offerings from potentially other regulatory authorities. Although we believe the approval from other PRC governmental agencies is not required for the listing and trading of our ordinary shares on Nasdaq, we cannot assure you that relevant PRC governmental agencies would reach the same conclusion as we do. If other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete any follow-on offering of our securities or the market for and market price of our ordinary shares. However, we are not required to obtain additional permission or approval from Chinese authorities, including the CAC, to either approve our PRC Subsidiaries’ operation or to offer the securities being registered to foreign investors. For more detailed information, see “Risk Factors — Risks Related to Conducting Operations in PRC and Hong Kong — The approval of the CSRC or other Chinese regulatory agencies may be required under Chinese law,” “Risks Factor — Risks Related to Conducting Operations in PRC and Hong Kong — The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. We are currently not required to obtain any pre-approval or fulfill other filing and reporting obligations from or to Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” and “Risks Factors — The Chinese government may intervene in or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations and significantly and adversely impact the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

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However, to operate the general business activities currently conducted in China, each of our PRC Subsidiaries is required to obtain a business license from the SAMR. Each of our PRC Subsidiaries has obtained a valid business license from the SAMR, and no application for any such license has been denied.

PRC Cybersecurity Measures

The amendment to the Cybersecurity Review Measures published by CAC on December 28, 2021, which has become effective on February 15, 2022, replaced the former Cybersecurity Review Measures. The amended Cybersecurity Review Measures stipulate that, among other items, if an issuer is classified as a “network platform operator” and such issuer possesses personal information of more than one million users and intends to be listed on a securities exchange in a foreign country, it must complete a cybersecurity review. Alternatively, relevant governmental authorities in China may initiate a cybersecurity review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect national security.

However, “network platform operators” is not defined under the amended Cybersecurity Review Measures. While the exact scope of “network platform” remains unclear, the Chinese government authorities may have wide discretion in the interpretation and enforcement of these laws. Currently, the amended Cybersecurity Review Measures have not materially affected our business and operations and we do not believe our business activities affect or may be interpreted to affect PRC’s national security. We have been advised by L&L-Leaven, Attorneys-at-Law, our counsel as to PRC law, that we are not subject to pre-approval requirement, filing or reporting from CAC to list on U.S. exchanges or issue securities to foreign investors. Our Class A Ordinary Shares commenced trading on the Nasdaq Capital Market in July 2025, and no filing was made with the CSRC or CAC in connection with our initial public offering. As of the date of this prospectus, we have not been informed by any relevant Chinese government authorities that we are identified as or considered a “network platform operator”. We are not aware of any requirement that we should file for a cybersecurity review, nor have we received any inquiry, notice, warning, sanction in such respect or any regulatory objections to our listing. However, in anticipation of the strengthened implementation of cybersecurity laws and regulations, there can be no assurance that we will not be deemed as a network platform operator under the Chinese cybersecurity laws and regulations in the future, or that the amended Cybersecurity Review Measures will not be further amended or other laws or regulations will not be promulgated to subject us to the cybersecurity review or other compliance requirements. In such case, we may face challenges in addressing such enhanced regulatory requirements. For additional information, see “Risk Factors––Risks related to Our Business and Industry—Our failure to comply with data protection laws and regulations could lead to government enforcement actions and significant penalties against us, and adversely impact our operating results,” “Risk Factors — Risks Related to Conducting Operations in PRC —Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business,” and “Risk Factors — Risks Related to Conducting Operations in PRC and Hong Kong — The approval of the CSRC or other Chinese regulatory agencies may be required under Chinese law.”

History and Corporate Structure

Our History

Our Predecessor Group commenced a wood composite manufacturing and sports equipment processing business in 1970 and was one of the earliest private enterprises to manufacture wood composite in Taiwan. However, due to changes in the product development in the sporting goods industry, with higher product requirements on weight-saving, endurance and stiffness, our Predecessor Group gradually shifted its focus from wood composite manufacturing to carbon composite product manufacturing starting in 1980. Our Predecessor Group launched the carbon composite business line in 1980, targeting sporting goods, such as rackets. In 2005, our Predecessor Group launched the bicycle business line in order to expand our scope of carbon composite sporting goods to sports bicycles. In 2017, we produced our first electric bicycle frame. In 2018, in light of the prevalence of and favorable government policies toward electric bicycles around the world, while continuing our development and sales of sports bicycles, we have in parallel strategically expanded further on the development and production of electric bicycles. We also developed our first carbon fiber robotic arm and other health care products in 2018. In 2019, we expanded our R&D team and focused the design and production of electric bicycles by addition of personnel. Through our R&D center in Taiwan, we have continued to upgrade and enhance our material technology, product structural design and production process technology, in order to uplift our product quality, product performance, production efficiency and expand our product spectrum.

Corporate Structure

On May 24, 2016, J-Star Holding Co., Ltd. (“J-Star”) was incorporated as an exempted company with limited liability under the laws of the Cayman Islands as our holding company. J-Star directly holds all the share capital of (i) Goal Beyond Limited (“Goal Beyond”), which is an International Company incorporated in Samoa on April 13, 2016, (ii) Star Leader Trading Limited (“Star Leader Trading”), which was incorporated in Hong Kong on May 30, 2016 as a limited company, (iii) Bohong Technology, which was incorporated in the PRC on October 9, 2018, (iv) Star Leader Trading Private Limited, which was incorporated in Singapore on August 22, 2023, and (v) Premium Quest International Limited, which was incorporated in the British Virgin Islands on July 31, 2023. Our wholly owned subsidiary Goal Beyond, in turn, holds all the share capital of (i) YMA Corporation (“TW YMA”), which was incorporated in Taiwan on July 17, 2015, (ii) Time Yield Limited (“Time Yield”), which was incorporated in Samoa on January 30, 2013, and (iii) Dongguan Changrong, which was incorporated in the PRC on December 4, 2023. As of the date of this prospectus, Bohong Technology is currently a non-operating PRC Subsidiary, while Dongguan Changrong is merely involved in import/export trading activities with limited scale.   Our wholly-owned subsidiary, Premium Quest International Limited, in turn, holds all of the share capital of Litzmo B.V., which was incorporated in the Netherlands on December 13, 2023.

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Organizational Structure and Cash Flow

The following diagram depicts our current corporate structure. As of the date of this prospectus  , the shares of each of our subsidiaries are 100% owned by the respective entity displayed immediately above that subsidiary. Currently, our corporate structure contains no variable interest entities (“VIE”) and we do not intend to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC. For the defined term of each subsidiary of our Group, please refer to the paragraph headed “Prospectus Summary – History and Corporate Structure - Corporate Structure”.

Within the organization, approximately 80% of our customer cash inflows have been received by Star Leader Trading, our order-taking subsidiary in Hong Kong, and approximately 20% of our customer cash inflows have been received by TW YMA, our subsidiary in Taiwan. Time Yield is our subsidiary in Samoa mainly involved in the supportive services of procurement of raw material and it does not have any sales to external customers. As of the date of this prospectus, Goal Beyond, our subsidiaries in the British Virgin Islands, Hong Kong, Singapore, Samoa and Netherlands do not have any operating business activities.

Our Hong Kong subsidiary purchases goods and services from our Taiwan subsidiary and then pays into Dongguan YMA and Dongguan Forwell, or our Taiwan subsidiary purchases goods from Dongguan YMA and Dongguan Forwell and then pays for such merchandise accordingly, and/or Time Yield will receive payments on the goods and services provided to Dongguan YMA and Dongguan Forwell. Our management team expects this arrangement to continue during the transition period following the disposals of equity interests in Dongguan YMA and Dongguan Forwell and the entry of OEM/ODM agreements and their respective supplemental agreements with Dongguan YMA and Dongguan Forwell in April 2023, until such time as the Company completes its strategic shift to U.S.-based manufacturing operations. As such, our Hong Kong subsidiary, PRC Investments and/or Samoa subsidiary are funded by their own cash inflows or by our Taiwan subsidiary. As of the date of this prospectus, none of our subsidiaries have ever faced difficulties or limitations on the ability to transfer cash to another subsidiary. We have implemented cash management policies for all of our subsidiaries, which require the relevant financial staff to verify that the relevant documents issued by the requesting staff with the approval of the competent supervisor are qualified, and then transfer the payment to the cashier upon competent supervisor of the relevant financial staff. Any voucher will be stamped after payment and the payee will sign the request for payment as receipt. In addition, all payments shall be made by remittance, crossed and stamped non-endorsed transfer cheques except for certain specified cash payables. When transferring any inter-group funds, the cash management procedures are the same as the cash management policies for external payment as set out above.

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The following are the aggregate intra-group cash flow for the years ended December 31, 2023, 2024 and 2025:

From	To	For the Year Ended December 31, 2023	For the Year Ended December 31, 2024	For the Year Ended December 31, 2025
Star Leader Trading	TW YMA	$9,823,500	$581,700	1,873,700
Star Leader Trading	Time Yield	$0	$-	-
TW YMA	Star Leader Trading	$320,000	$1,975,396	1,511,000
TW YMA	Dongguan YMA	$8,457,500	$11,103,500	5,997,988
TW YMA	Dongguan Forwell	$6,055,200	$80,000	-
Dongguan YMA*	Time Yield	$0	$-	N/A
Dongguan Forwell*	Time Yield	$388,700	$1,350	N/A

* The Group disposed of 80.5% equity interests in each of our two PRC operating subsidiaries, namely, Dongguan YMA and Dongguan Forwell, in April 2023. The remaining interests in Dongguan YMA and Dongguan Forwell are deemed to be equity investments and the Group no longer has control over such two PRC operating entities.

Dividends and other distributions

J-Star was incorporated in Cayman Islands on May 24, 2016, to be the ultimate parent company of the Group. As a holding company with no material operations of our own, our operations are currently conducted through our subsidiaries in Taiwan, Hong Kong and Samoa with our headquarters in Taiwan. In addition, we also have PRC Subsidiaries and PRC Investments, which may subject us to certain laws and regulations in China. J-Star is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Taiwan, Hong Kong and Samoa through loans or capital contributions without restrictions on the amount of the funds provided such arrangement is in the best interests of the Company.

Our operating subsidiaries in Hong Kong and Taiwan are permitted under the laws of Hong Kong and Taiwan, respectively, to provide direct or indirect funding to J-Star, the holding company incorporated in the Cayman Islands, through dividend distributions. Our Group currently intends to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. We also intend to settle amounts owed under our operating structure through bank loans and loans from related parties. We currently do not have any dividend policy, and any future determination as to dividends will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Companies Act and our amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders (including shareholders who are based in the U.S.) from time to time out of the profits from the Company, realized or unrealized, or (with the sanction of an ordinary resolution) out of the share premium account, provided that the Company will remain solvent, meaning the Company is able to pay its debts as they come due in the ordinary course of business.

In or around July 2017, J-Star declared NTD61.5 million (approximately $2.2 million) of dividends to its then shareholders. For the years ended December 31, 2023 and 2024, we did not pay any dividends to our shareholders. As of the date of this prospectus, neither we nor any of our subsidiaries have ever paid dividends or made distributions to U.S. investors. Except for the foregoing, no other transfers, dividends or distributions have been made between or among our holding company, our subsidiaries or to our investors. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiaries in Hong Kong and Taiwan. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us, and under the current laws of Taiwan, dividends (whether in cash or shares) declared by TW YMA out of its retained earnings and distributed to Goal Beyond are subject to Taiwan withholding tax, currently at the rate of 21% on the amount of the distribution (in the case of cash dividends) or on the par value of the shares (in the case of stock dividends).

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to investors outside of PRC, nor is there any restrictions and limitations to distribute earnings from the subsidiaries, to the Company and investors outside of PRC and amounts owed. There are no exchange controls in Cayman Islands.

All cash dividends declared and payable on the shares of TW YMA may be paid by TW YMA to Goal Beyond (as a foreign corporate shareholder) in NTD that, so long as Goal Beyond maintains its status as a foreign investor as approved by the Department of Investment Review, Ministry of Economic Affairs of Taiwan, may be converted into foreign currency and freely transferred out of Taiwan without the necessity of obtaining any additional Taiwan governmental approvals.

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Under current Taiwan Foreign Exchange Control Law and regulations, foreign currency earned from exports of merchandise and services may be retained and used freely by exporters, and all foreign currency needed for the importation of merchandise and services may be purchased freely from the designated foreign exchange banks. Apart from trade-related or service-related foreign exchange transactions, Taiwan companies may, without foreign exchange approval, remit to and from Taiwan foreign currency in each calendar year of up to US$50 million (or such other amount as determined by Taiwan’s Central Bank from time to time at its discretion in consideration of Taiwan’s economic and financial conditions or the needs to maintain the order of foreign exchange market in Taiwan). The above limits apply to remittances involving either a conversion of NTD into a foreign currency or a conversion of foreign currency into NTD. For further details, please refer to “Regulations – Regulations in Taiwan – Regulations Relating to Foreign Exchange”.

Although we did not rely on our PRC Subsidiaries or PRC Investments (previously PRC subsidiaries) for dividends or other distributions on equity in the past, we may rely on dividends and other distributions on equity paid by our PRC Subsidiaries or PRC Investments for our cash and financing requirements in the future, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. If any of our PRC Subsidiaries or PRC Investments incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. To date, there have not been any such dividends or other distributions from our PRC Subsidiaries or PRC Investments to our subsidiaries located outside of China. In addition, save as disclosed above, as of the date of this prospectus, none of our subsidiaries have ever issued any dividends or distributions to us or their respective shareholders outside of China. As of the date of this prospectus, neither we nor any of our subsidiaries have ever paid dividends or made distributions to U.S. investors.

According to the Foreign Investment Law of the PRC and its implementing rules, which jointly established the legal framework for the administration of foreign-invested companies, a foreign investor may, in accordance with other applicable laws, freely transfer into or out of China its contributions, profits, capital earnings, income from asset disposal, intellectual property rights royalties acquired, compensation or indemnity legally obtained, and income from liquidation, made or derived within the territory of China in RMB or any foreign currency, and any entity or individual shall not illegally restrict such transfer in terms of the currency, amount and frequency.

Renminbi is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC Subsidiaries or PRC Investments to use their potential future Renminbi revenues to pay dividends to us. The Chinese government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of our PRC Subsidiaries to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, without the need of the approval of the State Administration of Foreign Exchange of China (“SAFE”). By contrast, the Renminbi under the “capital account,” which includes foreign direct investment and foreign currency debt, including loans we may secure for our onshore subsidiaries, may be converted into other currencies upon the approval of the SAFE and the conversion is also subject to other restrictions or limitations, e.g., control of a Chinese entity’s foreign debt quota. Currently, our PRC Subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the SAFE by complying with certain procedural requirements. However, the relevant Chinese governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. The Chinese government may continue to strengthen its capital controls, and additional restrictions and substantial vetting processes may be instituted by SAFE for cross-border transactions falling under both the current account and the capital account. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of China or pay dividends in foreign currencies to holders of our securities. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our PRC Subsidiaries. In addition, shareholders may potentially be subject to Chinese taxes on dividends paid by us in the event we are deemed a Chinese resident enterprise for Chinese tax purposes. See “Taxation— People’s Republic of China Taxation” for more details.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012 (as amended by the Fixing America’s Surface Transportation Act of 2015) (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company that prepares its financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Because we prepare our financial statements in accordance with International Financial Reporting Standards (“IFRS”), we are unable to take advantage of the aforementioned provision.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to our initial public offering, which occurred in July 2025. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. The extended transition period provision only applies to companies preparing financial statements under U.S. GAAP. Because we prepare our financial statements in accordance with IFRS, we are unable to take advantage of the aforementioned provision.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering in July 2025; (iii) the date on which we have, during the previous three year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Corporate Information

Our principal executive offices in Taiwan are located at 7F-1, No. 633, Sec. 2, Taiwan Blvd., Xitun District, Taichung City 407, Taiwan (R.O.C.). Our telephone number at this address is +886-423229900. Our registered agent in Cayman Islands is Portcullis (Cayman) Ltd of The Grand Pavilion Commercial Centre, Oleander Way, 802 West Bay Road, P.O. Box 32052, Grand Cayman, KY1-1208, Cayman Islands. Investors should submit any inquiries to the address and telephone number of our principal executive offices.

Our principal website is www.ymaunivers.com. The information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026, as supplemented and updated by subsequent current reports on Form 6-K that we will file with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Related to Conducting Operations in PRC and Hong Kong

A downturn in the PRC or global economy, and economic and political policies of the PRC could materially and adversely affect our business and financial condition.

We conduct certain operations through our Hong Kong subsidiary and we also have the PRC Subsidiaries and PRC Investments. Historically, most of our products were manufactured in the PRC through outsourcing; however, as the Company has announced plans to significantly exit its operations in China and redirect resources toward U.S. market expansion, we are transitioning to automation-driven manufacturing facilities in the United States. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in the PRC generally and by continued economic growth in the PRC as a whole during this transition period. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct certain operations through our Hong Kong subsidiary and we also have the PRC Subsidiaries and PRC Investments. PRC companies are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC and may cause the value of our securities to significantly decline or be worthless.

We conduct certain operations through our Hong Kong subsidiary and we also have the PRC Subsidiaries, which may subject us to certain laws and regulations in the PRC. Accordingly, economic, political and legal developments in the PRC will affect our business, financial condition, results of operations and prospects. Policies, regulations, rules, and the enforcement of laws of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our ability to operate our business.

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Additionally, most of our products are manufactured in the PRC, and we are subject to certain legal and operational risks associated with our PRC outsourced productions.  We are aware of the recent regulatory actions and statements initiated by the PRC government to regulate business operations in certain areas in PRC with little advance notice, such as regulatory actions targeting certain sectors of the for-profit education sector and technology and gaming platforms that have a quantitatively significant number of users located in PRC. There was also introduction of new legislative and regulatory proposals in PRC concerning data protection, see “Item 3. Key Information—D. Risk Factors— Risks related to Our Business and Industry—Our failure to comply with data protection laws and regulations could lead to government enforcement actions and significant penalties against us, and adversely impact our operating results”. Although our business of carbon fiber composite products is not affected under these regulatory actions, it is highly uncertain if the legislative or administrative regulation making bodies will change their focus to the sector which we operate in. It is also highly uncertain if, in the case we are subject to new laws and regulations, it will result in a material change in our operations and/or the value of our securities or if such modified or new laws and regulations could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. We are currently not required to obtain any pre-approval or fulfill other filing or reporting obligations from or to Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

Our operations are conducted through our subsidiaries in Taiwan, Hong Kong and Samoa with our headquarters in Taiwan. As we also have PRC Subsidiaries, this may subject us to certain laws and regulations in China. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to conduct our current business may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in the off-campus tutoring sector via mergers and acquisitions, franchise development, and variable interest entities arrangements are banned.

As such, we could be subject to regulations by various political and regulatory entities, including various local and municipal agencies and government sub-divisions, and these regulations may be interpreted and applied inconsistently by different agencies or authorities. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

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●	require significant management time and attention; and

●	subject our Company to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

Further, our business is subject to various government regulations and regulatory interference. As of the date of this prospectus, our PRC Subsidiaries have received all requisite permissions and approvals from the Chinese authorities for the operation of its business in the PRC, including but not limited to the business licenses from the SAMR, and the business licenses are valid and have not been revoked. Based on the PRC laws and regulations currently effective, we, including our PRC Subsidiaries, are not subject to any other pre-approval requirement, filing or reporting from Chinese authorities, including the Cybersecurity Administration Committee, or CAC, to list on U.S. exchanges or issue securities to foreign investors. Our Class A Ordinary Shares commenced trading on the Nasdaq Capital Market in July 2025, and no filing was made with the CSRC in connection with our initial public offering. Nevertheless, we may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Furthermore, given statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and there are uncertainties with respect to the Chinese legal system and changes in laws, regulations and policies, including how those laws and regulations will be interpreted or implemented, although as of the date of this prospectus, we have not been involved in any investigations initiated by the applicable government regulatory authorities, nor have we received any inquiry, notice, warning or sanction in such respect, it is uncertain whether or when we might be subject to such requirements, permission and approval from any related PRC government to continue to list our shares on Nasdaq in the future. If approval is required in the future and we were denied permission from Chinese authorities to continue listing on U.S. exchanges, we will not be able to continue listing on U.S. exchange or it may adversely affect our business and results of operation, which would materially affect the interest of the investors. Although we are currently not required to obtain any other pre-approval requirement from any of the PRC central or local government and we have not received any denial to list on the U.S. exchange or to conduct our current business, our operations may be adversely affected in the future, directly or indirectly, by existing or future PRC laws and regulations if PRC regulatory authorities do not take the same view as us. If other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for our continued listing and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete any follow-on offering of our securities or the market for and market price of our securities. However, currently, we are not required to obtain additional permission or approval from Chinese authorities, including the CAC, to either approve our PRC Subsidiaries’ operation or to offer the securities being registered to foreign investors.

It is uncertain when and whether we will be required to obtain any pre-approval or fulfill other filing or reporting obligation from or to the PRC government to list on U.S. exchanges or to obtain any further permissions to conduct our current business operation in the PRC in addition to the permits currently held by us to operate our general business activities, and even when such pre-approval or permission is obtained, whether it will be denied or rescinded. Further, the promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably may impact the ability or the way we may conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products or services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject it to additional liabilities. As such, our operations could be adversely affected, directly or indirectly, by existing or future PRC laws and regulations relating to its business or industry, which could result in a material adverse change in the value of our Class A Ordinary Shares, potentially rendering it worthless. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

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The Chinese government may intervene in or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in issuers with China-based operations, which could result in a material change in our business operations and significantly and adversely impact the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The Chinese government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The Chinese government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could require us to seek permission from Chinese authorities to continue to operate our business, which may adversely affect our business, financial condition and results of operations. Furthermore, recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in China that are to be conducted in foreign markets, as well as foreign investment in issuers with China-based operations. Although J-Star is a Cayman Islands holding company with headquarters in Taiwan and is not a China-based issuer, we maintain certain limited operations in the PRC and any such action, once taken by the Chinese government, could significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to our investors, and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

Statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in issuers with China-based operations. On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, pursuant to which Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Subsequently, on February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines thereto, which came into effect on March 31, 2023. Under the Trial Measures, a filing-based regulatory system was introduced to cover both direct and indirect overseas issuance and listing of securities. The Trial Measures provide the scope of activities subject to the filing requirement, and relevant criteria for determining whether an activity falls within the scope. Pursuant to the Trial Measures, the determination as to whether a PRC domestic company is indirectly offering and listing securities in an overseas stock market shall be made on a substance over form basis. If the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (1) the total assets, net assets, revenues or profits of the domestic operating entity of the issuer in the most recent accounting year account for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; and (2) the senior management in charge of business operation and management of the issuer are mostly Chinese citizens or have domicile in China, and the issuer’s main places of business are located in China or main business activities are conducted in China. The PRC has also published rules that require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries. Pursuant to Article 7 of the Measures for Cybersecurity Review published by the CAC on December 28, 2021, which became effective on February 15, 2022, if an issuer is classified as a “network platform operator” and such issuer possesses personal information of more than 1 million users, the issuer must apply for cybersecurity approval when seeking listings in other nations due to the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.”

As J-Star is a holding company with no material operations of its own, our operations are conducted through our subsidiaries in Taiwan, Hong Kong and Samoa with our headquarters in Taiwan. In addition, we also have subsidiaries in China, which may subject us to certain laws and regulations in China. As such, we may collect certain personal data from our customers in connection with our business and operations and we are subject to various regulatory requirements relating to the security and privacy of data in various jurisdictions, as our customers are worldwide and are mostly based in Europe. However, we do not hold personal information of more than one million users and we believe that our listing is not subject to PRC cybersecurity review. Our Class A Ordinary Shares commenced trading on the Nasdaq Capital Market in July 2025, and no filing was made with the CSRC or CAC in connection with our initial public offering. As of the date of this prospectus, we have not received any notice of and are not currently subject to any proceedings initiated by the CAC or any other PRC regulatory authority. Nonetheless, we may be subject to heightened regulatory scrutiny from PRC governmental authorities in the future. As there remains significant uncertainty in the interpretation and enforcement of the Data Security Law and the Personal Information Protection Law, we cannot assure you that we will comply with such regulations in all respects. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

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Notwithstanding the foregoing, as of the date of this prospectus, there are no PRC laws and regulations in force explicitly requiring that we obtain any pre-approval from PRC authorities to issue securities to foreign investors. Our Class A Ordinary Shares commenced trading on the Nasdaq Capital Market in July 2025, and no filing was made with the CSRC in connection with our initial public offering. We have not received any inquiry, notice, warning, sanction or any regulatory objection to our listing from the CSRC, the CAC or any other PRC authorities that have jurisdiction. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, our registered public offering in the U.S. was not subject to the review or prior approval of the CAC or the CSRC. However, there remains uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC, the CAC or other PRC regulatory authorities could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

The approval of the CSRC or other Chinese regulatory agencies may be required under Chinese law.

The M&A Rules require offshore special purpose vehicles controlled by Chinese companies or individuals formed for the purpose of overseas listings through acquisitions of Chinese domestic companies or assets to obtain CSRC approval prior to listing.

On February 17, 2023, the CSRC promulgated the Trial Measures, which came into effect on March 31, 2023. Under the Trial Measures, a filing-based regulatory system was introduced to cover both direct and indirect overseas issuance and listing of securities. Pursuant to the Trial Measures, the determination as to whether a PRC domestic company is indirectly offering and listing securities overseas shall be made on a substance over form basis, based on whether (1) more than 50% of the issuer’s total assets, net assets, revenues or profits are from domestic operating entities; and (2) the senior management are mostly Chinese citizens or domiciled in China, and the main places of business or business activities are in China. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanction or any regulatory objection to our listing from the CSRC, the CAC or any other Chinese authorities.

Pursuant to the Trial Measures, domestic companies seeking to list securities overseas must complete filing procedures with the CSRC within three working days following submission of their registration statement. If a domestic company fails to complete required filing procedures, it may be subject to administrative penalties including orders to rectify, warnings and fines.

On February 24, 2023, the CSRC revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing by Domestic Companies, which came into effect on March 31, 2023. The revised Provisions expand the application to cover indirect overseas offerings and require that domestic companies obtain approval before publicly disclosing documents containing state secrets or working secrets of government agencies, and follow procedures for other documents that could be detrimental to national security or public interest if leaked.

On or after March 31, 2023, in the event that our listing is determined as an “indirect overseas offering and listing by a PRC domestic company” under the Trial Measures, any failure or perceived failure by the Company or our PRC Subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

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Based on legal opinions from our PRC counsel, L&L-Leaven, Attorneys-at-Law, we determined that we were not required to obtain CSRC approval or complete filing procedures under the Trial Measures because: (i) our majority business activities are not carried out in Mainland China following our disposals of 80.5% equity interests in Dongguan YMA and Dongguan Forwell in April 2023; (ii) our main place of business is not in Mainland China; and (iii) none of our senior management are Chinese citizens or domiciled in Mainland China. Our Class A Ordinary Shares commenced trading on Nasdaq in July 2025, and no filing was made with the CSRC.

If the Trial Measures do eventually apply to us, we cannot assure you that we will be able to complete the required filing procedures on a timely basis, or at all. Any failure to comply with regulatory requirements may significantly limit our ability to offer securities, cause significant disruption to our business operations, and materially and adversely affect our financial condition and results of operations.

As of the date of this prospectus, our PRC Subsidiaries have received all requisite permissions and approvals from the Chinese authorities for the operation of their business in the PRC, including business licenses from the SAMR. We are not subject to any other pre-approval requirement from Chinese authorities, including the CAC, to list on U.S. exchanges or issue securities to foreign investors. However, if approval is required in the future and we are denied permission from Chinese authorities to continue listing on U.S. exchanges, we may not be able to continue listing, which would materially affect the interest of investors.

Based on our understanding of Chinese laws and regulations currently in effect, we were not required to submit an application to the CAC for approval of our listing. Our Class A Ordinary Shares commenced trading on Nasdaq in July 2025, and no filing was made with the CSRC or CAC. However, if it is determined in the future that approval or filing is required for our continued listing, we may face sanctions, fines, penalties, or other actions that could have a material adverse effect on our business and the trading price of our Class A Ordinary Shares.

Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China’s Data Security Law, which took effect in September 2021, requires data processing activities to be conducted based on a “data classification and hierarchical protection system” and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government.

China’s Cyber Security Law requires companies to take measures to ensure the security of their networks and data, including through a multi-level protection scheme (MLPS) under which network operators must perform security protection obligations. Entities operating information systems must assess their systems and may be required to store personal information in China and pass security assessments for any export of such information.

The CAC published amendments to the Cybersecurity Review Measures, effective February 15, 2022, expanding cybersecurity review to network platform operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

It is unclear how widespread the cybersecurity review requirement will be and what effect it will have on our Company. China’s regulators may impose penalties for non-compliance ranging from fines to suspension of operations.

China’s Personal Information Protection Law, effective November 1, 2021, provides comprehensive data privacy and protection requirements that apply to the processing of personal information. Critical information infrastructure operators and personal information processors meeting certain volume thresholds are required to store personal information in China and pass security assessments for any export. Violations may result in fines of up to RMB50 million or 5% of annual revenues.

The CAC’s Standard Contract measures, effective June 1, 2023, apply to personal information processors providing information overseas who (i) handle personal information of less than one million people; (ii) have provided personal information abroad of fewer than 100,000 people since January 1 of the previous year; and (iii) have provided sensitive personal information abroad of fewer than 10,000 people since January 1 of the previous year.

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The Provisions on Promoting and Regulating Cross-Border Data Flow, implemented March 22, 2024, provide exemptions from certain data export procedures for transfers that do not contain personal information or important data, transfers necessary for contract performance, employee data transfers, and transfers by non-critical information infrastructure operators involving fewer than 100,000 individuals’ non-sensitive personal information.

The Certification Measures, effective January 1, 2026, establish a third-party certification mechanism for cross-border transfer of personal information by non-critical information infrastructure operators meeting certain thresholds.

Compliance with the Cyber Security Law and the Data Security Law could significantly increase our costs, require significant changes to our operations, or prevent us from providing certain services. Any failure to comply with such laws or any compromise of security could damage our reputation, result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, and materially adversely affect our business, financial condition and results of operations.

On February 24, 2023, the CSRC revised the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, which came into effect on March 31, 2023. The revised Provisions require domestic companies to obtain approval before publicly disclosing documents containing state secrets or government working secrets, and to follow procedures for other documents that could be detrimental to national security or public interest.

As of the date of this prospectus, the revised Provisions have come into effect. On or after March 31, 2023, in the event that our listing is determined as an “indirect overseas offering and listing by a PRC domestic company” under the Trial Measures, any failure or perceived failure by the Company or PRC Subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Failure to comply with regulations related to export of processed materials may result in fines and legal or administrative actions.

For the years ended December 31, 2025, 2024 and 2023, our products were exported from PRC to branded customers around the world, especially in Switzerland, France, Italy, the Netherlands, Germany and Japan. Pursuant to the Regulation of the PRC on the Implementation of Customs Administrative Punishment, for a PRC entity managing businesses such as the transportation, storage, processing, assembly, consignment sale and exhibition of goods under customs supervision, if it fails to provide justifiable reasons for the relevant goods that are lost or short in quantity or whose records are untrue, a fine of 5% up to 30% the value of goods may be imposed upon, and the illegal gains shall be confiscated.

As we aim to increase our presence in overseas markets, we are subject to a variety of risks and uncertainties associated with exporting of goods, such as compliance with foreign laws and regulatory requirements, foreign taxes and trade barriers. Any failure to comply with regulations related to import of raw materials or export of processed materials may result in fines and legal or administrative actions, which may have material and adverse impact on our financial condition, results of operations and prospects.

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Any lack of requisite approvals, licenses, permits or filings or failure to comply with any requirements of PRC laws, regulations and policies may materially and adversely affect our daily operations.

In accordance with the relevant PRC laws and regulations, we are required to maintain various approvals, licenses, permits and filings to operate our business, including but not limited to business license, sewage discharge permits, pollution discharge registration of stationary pollution source, customs registration certificate for customs declaration entities, record-filing form for entry-exit inspection and quarantine for declaration enterprise, food operation permit, and those with respect to environment protection and fire safety inspection. The obtaining of these approvals, licenses, permits and filings are subject to satisfactory compliance with, among other things, the applicable laws and regulations.

Furthermore, uncertainties exist with respect to the interpretation of relevant legal requirements regarding certain licenses and permits. In practice, relevant government authorities may take the view that certain license is not required for operating our business though there may be different interpretations with respect to the licensing requirements. We cannot assure you that relevant government authorities’ interpretation on such licensing requirements will remain the same in the future. If we are required to obtain relevant licenses, we will have to obtain those licenses in a timely manner. In addition, government authorities may impose additional licenses or permits or provides more strict supervision requirements when we make application, extension or renewal of licenses or permits. There is no guarantee that we would be able to obtain such licenses or permits or meet all the supervision requirements in a timely manner, or at all, or that they will not be subsequently revoked by relevant authorities. If we are unable to obtain any of such licenses and permits or extend or renew any of our current licenses or permits upon their expirations, or if we are required to incur significant additional costs to obtain or renew these licenses, permits and approvals, our daily operations could be materially and adversely affected.

On June 12, 2026, our PRC subsidiary, Dongguan Changrong, was included in the list of enterprises with abnormal operations (“Abnormal List”) by its competent registration authority on the ground that it could not be contacted through its registered address or business premises. Although Dongguan Changrong subsequently completed the change of registered address with the aforesaid authority on July 31, 2026, thereby becoming contactable, it has not been removed from the Abnormal List as of the date hereof.

While inclusion in the Abnormal List does not itself constitute a penalty or sanction under PRC law, and may be cured through remedial measures, any delay or failure to secure removal from the Abnormal List could materially and adversely affect our corporate reputation, our ability to obtain administrative approvals or banking facilities, and our eligibility to participate in public procurement or other regulated business activities. Such consequences could, in turn, have a material adverse effect on our business, financial condition and results of operations.

We may be subject to additional contributions under various employee benefits plans and late payments and fines imposed by relevant governmental authorities.

Companies operating in PRC are required to participate in various government-sponsored employee benefit plans, including certain social insurance, housing provident funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where our employees are based.

One of our PRC Subsidiarys, Dongguan Changrong, did not make adequate contributions for the social insurance premiums, consisting of pension premium, medical insurance premium, work-related injury insurance premium, unemployment insurance premium and maternity insurance premium, for our employees in accordance with the statutory payment base required by the relevant PRC laws during the financial reporting periods. Our failure in paying the social insurance premiums may subject us to any order to pay the shortfall of the social security insurance premiums within the prescribed time limited by the relevant PRC governmental authority. As of July 31, 2026, we provided a reserve in the sum of approximately RMB12,000 (approximately $1,785) for the underpaid social insurance premiums.

Furthermore, Dongguan Changrong may be liable for a late fee of 0.5% per day of the underpaid amount, calculated from the original due date of such underpaid amount. In the event that Dongguan Changrong failed to pay the underpaid amount within the period specified by the PRC authority, a fine of no less than one time and up to three times of the aggregate unpaid amount may be imposed. Furthermore, the relevant PRC governmental authority may apply to the relevant administrative department for a decision on the allocation of the social insurance premium and notify the bank in writing for the allocation of the social insurance premium from Dongguan Changrong’s bank accounts. If the balance of the bank account of Dongguan Changrong is insufficient to cover the underpaid amount, the relevant PRC governmental authority may order Dongguan Changrong to offer guarantee. If Dongguan Changrong still fails to pay the social insurance premium in full amount and does not provide guarantee, the relevant PRC governmental authority may apply to competent people’s court for compulsory enforcement.

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In addition, Dongguan Changrong did not make adequate contributions for the housing provident fund for certain employees or pay such fund for our employees in accordance with the statutory payment base required by the relevant PRC laws. The reason for Dongguan Changrong’s failure to pay the housing provident fund for part of their employees is that those employees are not willing to participate in the housing provident fund scheme and pay the housing provident fund. In this regard, Dongguan Changrong may be ordered to pay the housing provident fund by the relevant PRC governmental authority. As of July 31, 2026, we had provided reserve in the sum of approximately RMB3,000 (approximately $446) for the underpaid housing provident fund.

Failure to comply with PRC laws and regulations on employees’ overtime wages payment may expose us to potential compensations.

From time to time, we are under tight production schedule in order to meet customers’ requested timeline in different projects. As a result, we may require employees to work overtime in order to fulfill the tight production schedule. Under the PRC labor law and regulations, employers are required to pay overtime wages to employees for the extended working hours. According to the PRC Labor Law, wage payments to an employee shall be no less than 150% of his/her wage if such employee is required to work longer hours during business days; wage payments to an employee shall be no less than 200% of his/her wages if such employee is required to work on days off and no rest can be arranged ex post facto; and wage payments to an employee shall be no less than 300% of his/her wages if such employee is required to work on national holidays. Our PRC Investments (previously, our PRC subsidiaries), Dongguan YMA and Dongguan Forwell, have not formulated an employee overtime system and did not pay overtime wages to their employees for the extended working hours as they made payment to the employees on a piecework basis. There exists the circumstance that Dongguan YMA and Dongguan Forwell requested their employees to work overtime but did not pay overtime wages to such employees. Failure to make overtime wages payment to employees may lead to the relevant PRC governmental authority’s order on Dongguan YMA and Dongguan Forwell to pay overtime wages to employees who worked overtime within a prescribed time limit. If Dongguan YMA or Dongguan Forwell failed to do so, it may be ordered to pay a compensation of not less than fifty percent and up to one time the aggregate unpaid amount to the employees.

In addition, there can be no assurance that there will be additional or new labor laws, rules and regulations in the PRC, which may lead to potential increases in the labor costs with our employees. In such events, our business, financial condition and results of operations may be materially and adversely affected.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

We operate through our subsidiaries in Taiwan, Hong Kong and Samoa with our headquarters in Taiwan. We also have subsidiaries in China. Because of such ties to PRC, our Group and our PRC Subsidiaries may be governed by various PRC laws and regulations generally applicable to companies in the PRC. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in the PRC.

As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in the PRC could materially and adversely affect our business and impede our ability to continue our operations.

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Changes in PRC’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

We operate through our subsidiaries in Taiwan, Hong Kong and Samoa with our headquarters in Taiwan, and we also have PRC Subsidiaries. Because of such ties to PRC, accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in PRC generally and by continued economic growth in PRC as a whole.

PRC’s economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures since the late 1970’s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, which are generally viewed as a positive development for foreign business investment, a substantial portion of productive assets in PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC economic growth through allocating resources, controlling payments of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While PRC’s economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing down. Some of the governmental measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. Any stimulus measures designed to boost the Chinese economy may contribute to higher inflation, which could adversely affect our results of operations and financial condition. For example, certain operating costs and expenses, such as employee compensation and office operating expenses, may increase as a result of higher inflation. In addition, the PRC government has implemented in the past certain measures to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our products and services, and consequently have a material adverse effect on our businesses, financial condition and results of operations.

Fluctuations in exchange rates could result in foreign currency exchange losses to us.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. In August 2015, the People’s Bank of China, or PBOC, changed the way it calculates the mid-point price of Renminbi against the U.S. dollar, requiring the market-makers who submit for reference rates to consider the previous day’s closing spot rate, foreign-exchange demand and supply as well as changes in major currency rates. In 2017, the value of the Renminbi appreciated by approximately 6.3% against the U.S. dollar; and in 2018, the Renminbi depreciated by approximately 5.7% against the U.S. dollar. From the end of 2018 through December 31, 2024, the value of the Renminbi depreciated by approximately 6.2% against the U.S. dollar. In 2025, the Renminbi depreciated by approximately 0.3% against the U.S. dollar, while in the first half of 2026, the RMB appreciated by approximately 3% against the US-dollar compared with the end of 2025. It is difficult to predict how market forces or PRC or U.S. government policy, including any interest rate increases by the Federal Reserve, may impact the exchange rate between the Renminbi and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, including from the U.S. government, which has threatened to label China as a “currency manipulator,” which could result in greater fluctuation of the Renminbi against the U.S. dollar.

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Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency into or out of China, which essentially may restrict the ability to transfer funds into or out of China. We receive part of our revenues in Renminbi. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC Investments and PRC Subsidiaries in China may be used to pay dividends to our company during the financial reporting periods. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash from our PRC Subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Our PRC Investments and PRC Subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands structured as a holding company. We may need dividends and other distributions on equity from our PRC Investments and PRC Subsidiaries to satisfy our liquidity requirements. Current PRC regulations permit our PRC Investments and PRC Subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of PRC Investments and PRC Subsidiaries is required to set aside at least 10% of its accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Each of our PRC Investments and PRC Subsidiaries may also, at its discretion, allocate a portion of its after-tax profits based on its articles of association and PRC accounting standards to certain reserve funds. These reserves are not distributable as cash dividends. Furthermore, if our PRC Investments and PRC Subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC Investments and PRC Subsidiaries to distribute dividends or to make payments to us may restrict our ability to satisfy our liquidity requirements.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

In practice, paying dividends or making other payments to an offshore shareholder of a PRC entity is subject to the completion of the foreign exchange registrations for foreign direct investment. The direct shareholder of Bohong Technology failed to complete the necessary foreign exchange registration for their foreign investment in accordance with regulatory requirements. Consequently, the direct shareholder may be unable to contribute any capital to Bohong Technology, and Bohong Technology may be unable to distribute dividends to its shareholder until the foreign exchange registrations are completed.

PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from making loans to or make additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands structured as a holding company conducting our partial operations in Hong Kong through our Hong Kong subsidiary, and we also have PRC Subsidiaries and PRC Investments. As permitted under PRC laws and regulations, we may make loans to our PRC Subsidiaries subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our PRC Subsidiaries. Furthermore, loans by us to our PRC Subsidiaries to finance their activities cannot exceed the difference between their respective total project investment amount and registered capital or 2.5 times of their net worth and capital contributions to our PRC Subsidiaries are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in China.

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The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective on June 1, 2015 and amended on December 30, 2019 and March 23, 2023, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC Subsidiaries or with respect to future capital contributions by us to our PRC Subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to capitalize or otherwise fund our PRC Subsidiaries may be negatively affected, which could materially and adversely affect our liquidity.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions in the PRC should our strategic plans change.

While the Company has announced plans to significantly exit its operations in China and redirect resources toward U.S. market expansion, certain PRC regulations may make it more difficult for us to pursue growth through acquisitions in the PRC should our strategic plans change in the future. Among other things, the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the Ministry of Commerce of the PRC, or the MOFCOM, be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress which became effective in 2008 and was amended on June 24, 2022 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the Anti-Monopoly Bureau of State Administration for Market Regulation, or the Anti-Monopoly Bureau before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. Should our strategic plans change in the future and we pursue potential strategic acquisitions in the PRC, complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM or the Anti-Monopoly Bureau or its local counterparts, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

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Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by China’s State Administration of Taxation (“SAT”) on December 10, 2009, where a foreign investor transfers the equity interests of a resident enterprise indirectly via disposition of the equity interests of an overseas holding company, or an “indirect transfer,” and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report the indirect transfer to the competent PRC tax authority. The PRC tax authority will examine the true nature of the indirect transfer, and if the tax authority considers that the foreign investor has adopted an “abusive arrangement” in order to avoid PRC tax, it may disregard the existence of the overseas holding company and re-characterize the indirect transfer and as a result, gains derived from such indirect transfer may be subject to PRC withholding tax at a rate of up to 10%.

On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or SAT Bulletin 7, to supersede existing provisions in relation to the “indirect transfer” as set forth in SAT Circular 698, while the other provisions of SAT Circular 698 remain in force. Pursuant to SAT Bulletin 7, where a non-resident enterprise indirectly transfers properties such as equity in PRC resident enterprises without any justifiable business purposes and aiming to avoid the payment of enterprise income tax, such indirect transfer must be reclassified as a direct transfer of equity in PRC resident enterprise. To assess whether an indirect transfer of PRC taxable properties has reasonable commercial purposes, all arrangements related to the indirect transfer must be considered comprehensively and factors set forth in SAT Bulletin 7 must be comprehensively analyzed in light of the actual circumstances. SAT Bulletin 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Matters Concerning Withholding of Income Tax of Non-resident Enterprises as Source, or SAT Bulletin 37, which repealed the entire SAT Circular 698 and the provision in relation to the time limit for the withholding agent to declare to the competent tax authority for payment of such tax of SAT Bulletin 7. Pursuant to SAT Bulletin 37, the income from a property transfer, as stipulated in the second item under Article 19 of the Enterprise Income Tax Law, shall include the income derived from transferring such equity investment assets as stock equity. The balance of deducting the equity’s net value from the total income from equity transfer shall be taxable income from equity transfer. Where a withholding agent enters into a business contract, involving the income specified in the third paragraph of Article 3 in the Enterprise Income Tax Law, with a non-resident enterprise, the tax-excluding income of the non-resident enterprise will be treated as the tax-including income, based on which the tax payment will be calculated and remitted, if it is agreed in the contract that the withholding agent shall assume the tax payable.

During the effective period of SAT Circular 698 and by the application of SAT Bulletin 7 and SAT Bulletin 37, some intermediary holding companies were actually looked through by the PRC tax authorities, and consequently the non-PRC resident investors were deemed to have transferred the PRC subsidiaries and PRC corporate taxes were assessed accordingly. It is possible that we or our non-PRC resident investors may become at risk of being taxed under SAT Bulletin 7 and SAT Bulletin 37 and may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to establish that we or our non-PRC resident investors should not be taxed under SAT Bulletin 7 and SAT Bulletin 37, which may have an adverse effect on our financial condition and results of operations or such non-PRC resident investors’ investment in us.

It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within PRC.

Shareholder claims or regulatory investigation that are common in the U.S. generally are difficult to pursue as a matter of law or practicality in PRC. For example, in PRC, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside PRC or otherwise with respect to foreign entities. Although the authorities in PRC may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, or Article 177, the securities regulatory authority of the State Council may collaborate with securities regulatory authorities of other countries or regions in order to monitor and oversee cross border securities activities. Article 177 further provides that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC, and that any Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within PRC may further increase difficulties faced by you in protecting your interests.

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Notwithstanding the foregoing, on February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in PRC against us or our directors and officers based on foreign laws.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands, and we conduct substantially all of our operations in Taiwan and PRC and substantially all of our assets are located in Taiwan and PRC for the years ended December 31, 2022 and 2021 and up until April 2023. Since April 2023, substantially all of our assets are located in Taiwan. In addition, certain of our directors and officers reside outside the U.S. As a result, it may be difficult for you to effect service of process within the U.S. upon us or those persons. In addition, there is uncertainty as to whether the courts of PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. PRC does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

Risks Related to Our Business and Industry

We rely on raw materials supplied by our suppliers for the production of our products which exposes us to risk of production shortages and fluctuations in prices of raw materials.

Our major raw materials comprise carbon fiber yarn and resin. We generally purchase carbon fiber yarn and resin from independent suppliers in Japan. The procurement of such raw materials required to manufacture carbon fiber composite material, which is a key component of our products, represents a major component of our cost of sales. Any failure to secure adequate supplies of such raw materials or any interruptions in any part of the supply chain may disrupt our operations. During the years ended December 31, 2023, 2024 and 2025, the purchases from our top supplier accounted for approximately 42.1%, 37.0% and 27.2% of our total purchases, respectively. We cannot assure you that our relationship with our top supplier will continue to be as stable, or that our current supplier will continue to supply products to us on terms acceptable to us, or that we will be able to establish new or extend current supplier relationships to ensure a steady supply in a timely and cost-efficient manner. If our relationships with our important suppliers are terminated, interrupted, or modified in any way adverse to us, our business, financial condition and results of operations could be adversely affected.

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In addition, these raw materials used in our manufacturing are subject to price volatility caused by external conditions, such as market supply and demand, commodity price fluctuations, government control, business performance and operational needs (such as scheduled maintenance shutdowns) of the suppliers, which are beyond our control. For instance, there was certain price volatility for carbon fiber yarn during the year ended December 31, 2020 due to regulatory investigation on a carbon fiber supplier in Japan, who is one of our carbon fiber suppliers, by the Japanese government. The said carbon fiber supplier exported a portion of carbon fiber products, which had been transferred to third parties to which such supplier had no license to export the products. In this regard, the Ministry of Economy Trade and Industry of Japan has issued a warning to request the said supplier to implement recurrence prevention measures and strict security export control. Such event raised concern in the market as to the stable supply of carbon fiber by such supplier for a short period of time. As such, our supplier base has ever since been diversified to include more suppliers in Taiwan. However, if any price volatility occurs again and we fail to effectively manage the price fluctuations in our raw materials or transfer the increased costs to our customers or modify our products or adjust our procurement strategy, any significant increase in the prices of our major raw materials would affect our profit margin and more generally, our business, financial condition and prospect.

If we fail to adopt new technologies or adapt our products to evolving customer requirements, our business may be materially and adversely affected.

Our edge lies in our carbon fiber composite materials, which as a key structural component is used or featured in electric bicycles, sports bicycles, rackets, other sporting goods, automobile and healthcare products for its light, stiff and durable qualities. As such it is crucial that the functionality, compatibility and quality of our carbon fiber composite materials can be designed and manufactured in a manner effective for and compatible to the respective purpose of electric bicycles, rackets, other sporting goods, automobile, healthcare products and any other new products our customers request us to co-design or co-develop.

As the developments of certain of these goods and products, or goods and products that carbon fiber composite materials are increasingly used or featured in (such as electric vehicles), are evolving and speeding up at a rapid pace, we prioritize and invest heavily in the research and development of new technologies to enhance the qualities of lightweight and durability in our products. We need to continue to enhance and improve by adopting new technologies, as well as adapt our products to the evolving customer requirements and preferences so as to keep up with the market trends and industry competition. If we are unable to anticipate the evolving customer requirements and preferences or the market trends and respond effectively and timely, our business, prospects, financial condition and results of operations may be materially and adversely affected.

We rely on lines of credit from bank loans to fund our business operations, which exposes us to liquidity risk if we are not able to renew or extend the credit lines when they are expired.

We had unused lines of credit from bank loans amounted to $5,759,377 as of July 31, 2026, and the lines of credit would expire within one year and beyond on year. The breakdown of the unused lines of credit from bank loans as of July 31, 2026 is as follows:

	As of	As of	As of
	July 31, 2026	December 31, 2025	December 31, 2024
Floating rate:
Expiring within one year	$4,853,590	$6,610,518	$1,645,813
Expiring beyond one year	$905,787	3,721,667	89,053
	$5,759,377	$10,332,185	$1,734,866

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To acquire building and land as headquarter, the Group has obtained credit lines of mortgage loans amounted to NT$100,000,000 ($3,187,759) as of December 31, 2025 which are not included in the aforementioned unused credit lines. If the credit lines are used, the maturity of the mortgage loans is 20 years.

As of the date of this prospectus, we reached an agreement with the banks to extend the lines of credit expired in September 2026 through March 2027 to March 2030.

Our management believes that we will be able to continue extending and/or renew the loans in the next twelve months from the issuance date of our consolidated financial statements after negotiating with the banks based on our past experience as well as the commitment from our key management personnel to continue providing guarantees on the loans over the next twelve months.

We cannot assure you that we will continue to be able to renew or extend the credit lines. If we are not able to renew or extend the credit lines when they are expired, our business, financial condition and liquidity condition may be adversely affected as we rely on lines of credit from bank loans to fund our business operations.

We may incur losses in the future.

We had a net income of approximately $(20.2) million, $1.1 million and $1.4 million for the fiscal year ended December 31, 2025, 2024 and 2023, respectively. As a growing public company, we anticipate that our operating expenses might increase in the foreseeable future as we seek to maintain and continue to grow our business, attract potential customers and further enhance our product offering. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain profitability on a quarterly or annual basis for the foreseeable future.

The production capacity may not correspond precisely to our demands, and intended economic results may not be achieved if there is any significant increase in demand which exceeds our production capacity or any idle or unutilized production capacity during any particular period.

Previously and up until April 2023, we had two production lines for the manufacture of different types of carbon fiber composite, and all of the carbon fiber composites are applied as key structural parts of electric bicycles and sports bicycles, rackets, automobile and healthcare products, and which are custom-made to the requests of our customers. As our production demands depend on the specific orders of our customers, our actual production volume varies with various factors such as customers’ preferences, market trends, economic conditions, industry competitors’ pricing strategies or any other factors beyond our control. As a result, our production capacity may not correspond precisely to our production demands. If there is any significant increase in demand which exceeds our total outsourced production capacity, we will seek for more outsourcing factories that meet our standard to produce for us.

In April 2023, we disposed of 80.5% equity interests in each of our two PRC operating subsidiaries, namely, Dongguan YMA and Dongguan Forwell. Prior to the disposals, products under the ODM and OEM business models were manufactured by both Dongguan YMA and Dongguan Forwell in our production plant in Dongguan, the PRC. After the disposals, we entered into OEM/ODM agreements and their respective supplemental agreements with the two entities in April 2023 to ensure continuity of supply during the transition period while we execute our strategic shift to U.S.-based, automation-driven manufacturing. However, although we have OEM/ODM agreements and their respective supplemental agreements in place, there is no assurance that the two entities will continue to supply the manufactured products in the quantities and timeframes required by us to meet the needs of our customers during this transition period. If Dongguan YMA and Dongguan Forwell do not supply products to us in a timely manner or in sufficient quantities, our business, financial condition and operating results may be materially and adversely affected.

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We may not receive full payments from our equity interests disposals of our two PRC operating subsidiaries.

In April 2023, we (through our wholly owned subsidiary Goal Beyond) disposed of 80.5% equity interests in each of our two PRC operating subsidiaries, namely, Dongguan YMA and Dongguan Forwell, for a total purchase price of approximately $5,000,000. Under the supplemental agreements dated April 27, 2023 to the equity transfer agreements entered into on April 1, 2023, the respective considerations for Dongguan YMA and Dongguan Forwell were to be paid by three individuals (the “Buyers”) in three installments. The specific installment payment dates were December 31, 2023, December 31, 2024, and December 31, 2025. As of the date of this prospectus, the Buyers had deposited an amount totaling $3,600,000 or equivalent Renminbi (the “Escrow Amount”) into an escrow account established or maintained by the escrow and settlement service institution designated and agreed by both parties (the “Escrow Account”). Such Escrow Amount was to remain in the Escrow Account until the last installment payment date. If the Buyers failed to make any payment within the agreed specific installment payment date, Goal Beyond had the right to deduct the payment directly from the Escrow Account. We did not receive the remaining payment amount of approximately $1,400,000 by the end of the escrow term on December 31, 2025. As we have written off all assets from China, this receivable has been accordingly written off and settled.

Our success depends on our ability to attract, retain and motivate members of senior leadership, technical personnel and other employees.

Our success and growth are, to a large extent, attributable to our experienced talent pool of senior management with strong execution capabilities, our highly skilled technical personnel who keep pace with the latest developments and manufacturing technologies in the carbon fiber composite industry, as well as our other committed and qualified employees. Given the technology-driven nature of our business, as of the date of this prospectus, we have over 10 technical personnel   who are responsible for research and development of new technologies and manufacturing technologies in relation to carbon fiber composite materials, and we have made continued and substantial investment in our technical personnel by providing them with training and various types of incentives.

Notwithstanding our efforts to reward them for their services and contributions, there is no assurance that our compensation packages will attract and retain our senior management team, technical personnel and employees. In particular, we may not be able to recruit talent upon any unanticipated departure of members of our senior management team or key technical personnel. In addition, to keep pace with our anticipated growth, we may need to recruit additional personnel with necessary industry expertise, and such candidates may not be readily available. Therefore, any failure to attract, retain and motivate senior leadership, technical personnel and other employees may impact our competitiveness and our ability to meet our growth targets, and this in turn may have an adverse impact on our business operations and profitability.

Our failure to comply with data protection laws and regulations could lead to government enforcement actions and significant penalties against us, and adversely impact our operating results.

Regulatory authorities in China and other jurisdictions where we operate have implemented data protection laws that may apply to our business operations, even though we are not primarily engaged in data processing activities.

China’s Cyber Security Law, Data Security Law, and Personal Information Protection Law impose data security and privacy obligations on entities carrying out data processing activities. The Cybersecurity Review Measures require network platform operators that maintain personal information of more than 1 million users and undertake a public listing in a foreign country to pass cybersecurity review.

Although we are not primarily engaged in data processing activities, we may collect limited personal information in the ordinary course of our business operations. If we are found to be in violation of applicable data protection requirements, we could be subject to penalties, including administrative, civil and criminal penalties, fines, and reputational harm, which could adversely affect our business and financial results.

We are also subject to data protection laws in other jurisdictions where we operate, including Taiwan, Hong Kong, and the United States. The evolving regulatory landscape creates uncertainty as to compliance requirements.

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We expect that data protection laws and regulations will continue to evolve, and we will continue to face uncertainty as to whether our compliance efforts will be sufficient.

Any failure to comply with applicable data protection laws could result in proceedings or actions against us by governmental entities, civil or criminal penalties, negative publicity, and could materially harm our business, financial condition and results of operations.

We may be exposed to product returns and product liability claims and latent defect liability claims.

Our products are used as key components in electric bicycles and sports bicycle parts, rackets, automobile parts and healthcare products of our customers who will, after assembling various parts of and packaging the products, provide such products to the end-users. We are exposed to potential product returns, product liability claims and latent defect liability claims from our customers and the end-users of goods and products. Although we have put in place stringent quality control measures, including the setting up of different teams for incoming quality control, quality control and quality assurance which monitor the quality of our raw materials, semi-finished products as well as finished products, there may be undetected flaws, manufacturing defects or other irregularities that may be subsequently detected at any point in the life of our products. We have adopted return policy on products with manufacturing defects to accommodate our customers. If after any checkup or analysis by our laboratory the defect of a product is found to be manufacturing defect, a return and replacement of products will be made. Therefore, if undetected flaws or manufacturing defects or other irregularities from either the design or manufacture of our products are to occur, additional costs and expenses which we may not recoup may incur and our revenue and costs control can be negatively impacted.

In addition, if our defective or sub-standard products cause bodily injuries or property damage, we as the manufacturer may face product liability claims or latent defect liability claims from our customers or the end-users of goods and products made with our products and regardless of the merits or the outcome of these claims, we may be required to address and, if necessary, defend ourselves against such claims, which may incur substantial legal costs and divert management attention and other resources from our business and operations. We may also face adverse publicity associated with such claims, which could have an adverse effect on our business, results of operations and financial condition.

As we target to increase U.S. market exposure, if relations between the United States and PRC worsen, our business plan and operating results may be adversely impacted.

During the years ended December 31, 2025, 2024 and 2023, our products were supplied to customers in Europe, Japan and we target to enter U.S. market in the second half 2026 as we see growing demand in the U.S. market. However, the U.S. government and Chinese government have in recent years made respective statements and taken respective actions that signal changes to its global trade policies and trade protection measures, including trade restriction or tariffs which affect certain products manufactured in the PRC and exported to the U.S. As our production sourced from PRC through our PRC Investments,  the export of our products from PRC may be affected by adverse changes and developments in such global trade policies and trade protection measures, such as the imposition of new trade barriers, sanctions, boycotts and other measures, which are beyond our control. It is unknown whether and to what extent new tariffs (or other new laws or regulations) will be adopted, or the effect that any such actions would have on us or our industry and users. Any trade restrictions imposed by the U.S. government or tariffs imposed by the PRC could significantly affect our gross profit margin if our products manufactured in PRC are subject to the trade restriction or tariffs or could disrupt our plan to increase U.S. market exposure, and in turn, have an adverse effect on our business plan, financial condition and results of operations.

We may not be able to obtain, maintain and protect our intellectual property rights and proprietary information, which could harm our business and competitive position.

The protection of our intellectual property rights, including trade secrets, trademarks, patents, domain names and other technical and proprietary know-how is critical to our success as we operate in an industry where technological innovation and technical capabilities and knowledge are the key to remain competitive. As of the date of this prospectus, we have obtained 39 registered patents related to our bicycle, racket and manufacturing process (with 11 invention patents, 17 utility model patents and 11 design patents) in Taiwan, PRC, Japan, Europe and the U.S. and 23 trademarks in PRC and   Taiwan. See “Item 4. Information on the Company—B. Business Overview—Intellectual Property.”

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We rely on, and expect to continue to rely on, a combination of intellectual property laws and contractual arrangements, including confidentiality agreements and non-compete covenants with our employees and independent parties which we have business relationships with, to protect our intellectual property and proprietary rights. We also have security system in place to ensure that access to the manufacturing process will not be misappropriated. For instance, we have 24 hour door security at the laboratory in Taiwan, our computer server is safeguarded as external partners’ access is not permitted, and our backup computer server is located in Taichung, Taiwan. However, there is no assurance that such efforts, policies and precautions are either sufficient or effective. As a result, our intellectual property rights may be infringed, misappropriated, or challenged. Legal proceedings involving intellectual property rights are generally costly and time consuming, and may divert management attention and other resources from our business and operations. Further, our computer server is also vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, cybersecurity threats, terrorist attacks, natural disasters, public health crises such as the COVID-19 pandemic, geopolitical and similar events, or acts of misconduct. Despite any precautions we may take, the occurrence of a catastrophic disaster or other unanticipated problems at our facilities, or within our systems, could result in interruptions, performance problems, or failure of our infrastructure, technology, or platforms, which may adversely impact our business. In addition, our ability to conduct normal business operations could be severely affected. In the event of significant physical damage to our facilities, it may take a significant period of time to achieve full resumption of our operations, and our disaster recovery planning may not account for all eventualities. In addition, any negative publicity arising from these disruptions and any failure in protecting or enforcing our intellectual property rights could harm our reputation and brand and adversely affect our business.

In February 2022, the Russian Federation commenced a military invasion of Ukraine, and Russian actions with respect to Ukraine have resulted in certain broad sanctions being imposed by the United States, the European Union, the United Kingdom and other international authorities. We cannot predict the impact of Russian actions in Ukraine or the reaction to such actions by the United States, the European Union, the United Kingdom or other international authorities. In connection with the aforesaid military invasion, cybersecurity experts anticipate a meaningful increase in cyberattack and cybercrime activity in connection with the Russian invasion of Ukraine around the globe. However, as of the date of this prospectus, we believe that Russia’s invasion of Ukraine has not created any new or heightened risk of potential cyberattacks by state actors or others on our Company.

We may be subject to third-party intellectual property infringement claims.

We depend, to a large extent, on our ability to effectively develop and maintain intellectual property rights relating to our business. However, we cannot assure you that third parties will not put forward claims that our business infringes upon or otherwise violates patents, copyrights or other intellectual property rights which they hold, whether such claims are valid or otherwise. We may face allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including our competitors, or allegations that we are involved in unfair trade practice. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and any such liability or prohibition may materially and adversely affect our business, financial condition and results of operations.

Our computer systems and operations may be vulnerable to security breaches, which could materially and adversely affect our business.

We believe the safety of our computer network and our secure transmission of information over the internet will be essential to our operations and our services. Our network and our computer infrastructure are potentially vulnerable to physical breaches or to the introduction of computer viruses, abuse of use and similar disruptive problems and security breaches that could cause loss (both economic and otherwise), interruptions, delays or loss of services to our users. It is possible that advances in computer capabilities or new technologies could result in a compromise or breach of the technology we use to protect user transaction data. A party that is able to circumvent our security systems could misappropriate proprietary information, cause interruptions in our operations or utilize our network without authorization. Security breaches also could damage our reputation and expose us to a risk of loss, litigation and possible liability. We cannot guarantee you that our security measures will prevent security breaches.

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Our profitability, financial condition and results of operations may be adversely affected by a downturn in the global economies.

Our products are supplied directly or indirectly to branded customers around the world, especially in Switzerland, France, Italy, the Netherlands, Germany and Japan. Sales attributable to the markets in Europe are substantial. In particular, the revenue from customers in Switzerland, Italy, Japan and Germany represented approximately 3.2%, 57.6%, 4.5% and 1.5%, respectively, of our total revenue for the year ended December 31, 2025, the revenue from customers in Switzerland, Italy, Japan and Germany represented approximately 2.16%, 58.18%, 2.16% and 9.45%, respectively, of our total revenue for the year ended December 31, 2024, and the revenue from customers in Italy, Switzerland, Spain and Germany represented approximately 41.1%, 6.2%, 0.8%, and 12.7%, respectively, of our total revenue for the year ended December 31, 2023. We estimate our sales to markets in Europe will continue to be our major source of income in the foreseeable future. Therefore, our results of operations are largely affected by the level of demand for our products from our customers located in Europe which is in turn influenced by various factors which are beyond our control, including, among others, general economic conditions. We cannot predict the timing, magnitude or duration of any economic downturn. These and other economic factors may have a negative impact on our profitability, financial condition and results of operations.

Our insurance coverage may not be adequate to cover all the risks related to our business and operations.

We maintain commercial fire insurance for our headquarters, R&D center and warehouses in Taiwan and public general liability insurance in Taiwan. In addition, we purchase cargo transportation insurance to insure the risks and liabilities in relation to the shipping of our products and raw materials between our warehouse in Taiwan, and delivery points designated by customers. We also maintain credit insurance in respect of debts arising in the course of business activity and from the trading of products and performance of services under TW YMA. We also maintain commercial general liability insurance with products liability coverage in respect of the bicycle parts products, senior walker products, motorcycle handler and prepreg materials manufactured or distributed by us and exported or sold worldwide.

We have not made any material claims under our insurance policies. However, there is no assurance that injuries or casualties or similar or other accidents will not occur or that our insurance coverage would be adequate to cover all our potential losses associated with serious or major accidents. If we were subject to substantial liabilities that were not covered by our insurance, we may suffer loss that may adversely affect our business, financial condition and results of operations.

We are exposed to various risks associated with our business and operations, and we have limited liability insurance coverage. A successful liability claim against us due to injuries or damages suffered by our users could materially and adversely affect our reputation, results of operations and financial conditions. Even if unsuccessful, such a claim could cause us adverse publicity, require substantial costs to defend, and divert the time and attention of our management. In addition, we do not have any business disruption insurance. Any business disruption event could result in substantial costs to us and a diversion of our resources.

The occurrence of force majeure events and natural disasters may adversely affect our business, financial condition and results of operations.

The occurrence of force majeure events and natural disasters, including hurricanes, floods, earthquakes, tornadoes, fires and pandemics may adversely affect our business, financial condition or results of operations. For instance, in 2019, there was an outbreak of COVID-19 in PRC, resulting in the taking of emergency public health policies and measures such as suspension of work, travel restrictions and/or traffic control measures in various cities in PRC. For instance, our previously indirectly owned production plant suspended work for approximately one month in 2020 in light of such policies and measures. Additionally, some regions in Taiwan, including certain cities in which we have operations, are under the threat of flood, earthquake, fire and drought.

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The potential impact of a force majeure event or natural disaster on our results of operations and financial position is speculative and would depend on numerous factors. The impact and severity of these natural disasters determines their effect on each given economy. Where there is an outbreak or a recurrence of such force majeure event or natural disaster which are beyond our control, this could result in disruption to our business or that of our customers, which could in turn materially and adversely affect our business, financial condition and results of operations.

Any labor shortage or unrest or increased labor cost may adversely affect our business, financial condition and results of operations.

Historically, most of our products were manufactured in the PRC through outsourcing. Some of our manufacturing processes, such as lamination and decals, are labor intensive. However, as the Company has announced plans to significantly exit its operations in China and redirect resources toward U.S. market expansion with a focus on automation-driven manufacturing, we intend to reduce our reliance on labor-intensive PRC-based production. Although we did not experience material operational difficulty due to labor shortages in the past, there is no assurance that there will be no labor shortage for our production during the transition period. In addition, although we have not experienced any labor unrest in the past, any future labor unrest will disrupt our production or pose threat to our properties during the transition. Therefore, any labor shortage or unrest or increased labor cost may adversely affect our business, financial condition and results of operations during the transition period.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that has been identified, we may be unable to accurately report our results of operations or prevent fraud or fail to meet our reporting obligations, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

Prior to our initial public offering in 2025, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements as of and for the years ended December 31, 2024 and 2025, we and our independent registered public accounting firms identified weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB. The material weaknesses identified arose from our lack of an effective financial reporting oversight process for our period-end financial reporting as well as our lack of policies and procedures over evaluation of significant complex transactions and evaluation of certain general ledger accounts. Following the identification of the material weaknesses, we have taken and plan to continue to take remedial measures to remedy the weaknesses. For details of these remedies, see “Item 15. Controls And Procedures —Internal Control over Financial Reporting.” However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct these material weaknesses or our failure to discover and address any other material weakness or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Class A Ordinary Shares may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Furthermore, it is possible that, had our independent registered public accounting firm conducted an audit of our internal control over financial reporting, such firm might have identified additional material weaknesses and deficiencies. We are a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2026. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

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During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Class A Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

We adopt a cost-plus pricing approach as our general pricing model and the results of our operations are dependent on the ability to remain cost competitive.

We adopt a cost-plus pricing approach as our general pricing model. The unit price of our products is determined by reference to various factors, including the technical complexity of the product, the volume of the order, estimated material cost, labor cost and production overhead. Our ability to continue to implement our pricing model and maintain our margins will depend on our ability to remain cost competitive, which means we will have to actively manage our cost of sales, and in particular, our cost of materials, labor costs and product development costs.

Historically, we have been able to pass any increases in material cost and/or labor cost onto our customers as we generally negotiate and agree on the estimated unit price of a product prior to confirming the purchase orders from customers. However, if there is sudden and significant increase in such costs after the purchase orders are confirmed, we will not be able to pass such increased costs onto our customers. In such event, if we are not able to lower other costs in amounts sufficient to compensate such increased costs, our margins would be negatively impacted which could have a material and adverse effect on our results of operations.

The wars in Ukraine and in the Middle East could materially and adversely affect our business and results of operations.

The outbreak of wars in Ukraine and the Middle East has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military incursion and the recent conflicts in the Middle East (the recent escalation of the Israel-Hamas conflict and the recent U.S./Israel-Iran conflict) and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers’ businesses and potentially our business. As at the date of this prospectus, to the best knowledge of the Company, we and our Hong Kong Operating Companies (i) do not have any direct business or contracts with any Russian, Ukraine, or Middle East entity as a supplier or customer, (ii) do not have any knowledge whether any our clients or suppliers has any direct business or contracts with any Russian entity, (iii) our business lines of service, projects, or operations were not materially impacted by disruptions caused the war in Ukraine and in the Middle East for the years ended December 31, 2023, 2024 and 2025, and (iv) have not been financially affected by the wars in Ukraine and the Middle East. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions or further escalation in the war in the Middle East may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine and in the Middle East, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could, in turn, have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not anticipate any new or heightened risk of potential cyberattacks by state actors or others since Russia’s invasion of Ukraine and the war in the Middle East, and we have not taken any actions to mitigate such potential risks. We will continue to monitor any potential risks that might arise due to the war in Ukraine and in the Middle East which are specific to the Company, including but not limited to risks related to cybersecurity, sanctions, and supply chain, suppliers, or service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

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Changes in international trade policies, or the escalation of tensions in international relations, particularly with regard to PRC, may adversely impact our business and operating results.

There have been heightened tensions in international relations, particularly between the United States and the PRC, in recent years. The U.S. government has made statements and taken certain actions that may lead to potential changes to U.S. and international trade policies towards the PRC. It remains unclear if unfavorable government policies on international trade, such as capital controls or tariffs, or the U.S. dollar payment and settlement system may affect the demand for the operating entity’s products, impact the competitive position of the products, prevent the operating entity from selling products in certain countries, or even our participation in the U.S. dollar payment and settlement system, which would materially and adversely affect the international operations, results of operations and financial condition.

In addition to trade related tensions between the PRC and the United States, the U.S. government escalated tensions between the U.S. and the PRC in recent years by revoking Hong Kong’s special trading status. Also, the Congress of the United States enacted the Uyghur Forced Labor Prevention Act (UFLPA) in December 2021. Effective from June 21, 2022, the UFLPA creates a rebuttable presumption that goods mined, produced, or manufactured (wholly or in part) in China’s Xinjiang Uyghur Autonomous Region are made with forced labor, where goods designated as such will be subject to an import ban into the United States. The President of the United States may also impose sanctions on companies that knowingly engage in, are responsible for, or facilitate forced labor in Xinjiang. As of the date of this prospectus, we do not have any operations in Xinjiang Uyghur Autonomous Region, and our business is not impacted by the UFLPA.

Further, there have recently been significant changes to international trade policies and tariffs affecting imports and exports. Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the U.S., other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs. and we cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future.

Tariffs, or the threat of tariffs or increased tariffs, could have a significant negative impact on certain businesses (either due to domestic businesses’ reliance on imported goods or dependence on access to foreign markets, or foreign businesses’ reliance on sales into the United States). In addition, retaliatory tariffs could have a significant negative impact on foreign businesses that rely on imports from the United States, and domestic businesses that rely on exporting goods internationally. We may not be able to adequately address the risks presented by these tariffs or other potential trade policy changes.

If any further new tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or, in particular, if the U.S. government takes retaliatory trade actions due to the recent U.S.-China trade tensions, such changes could have an adverse effect on our business, financial condition and results of operations. As a result, the existing tensions and any further deterioration in international relations may have a negative impact on the general, economic, political, and social conditions in the PRC and the U.S., and may also have an adversely impact our business, financial condition, and results of operations.

Risks Related to Our Corporate Structure

We are a holding company and our sole material asset is our equity interest in our subsidiaries. Accordingly, we will depend on distributions from our subsidiaries to pay dividends and cover our corporate and other expenses.

We are a holding company and will have no material assets other than our equity interest in our subsidiaries. Because we will have no independent means of generating revenue, our ability to pay dividends, if any, and cover our corporate and other expenses is dependent on the ability of our subsidiaries to generate revenue to pay such dividends and expenses and then distribute them up to us. The ability of our subsidiaries to make any distributions will be subject, among others, to restrictions in our exiting or future credit facilities or other debt instruments and applicable law and regulations, which could impose withholding taxes on internal distributions. Our existing credit facilities, for example, significantly restrict our ability to pay dividends. To the extent that we need funds and our subsidiaries are restricted from making such distributions or payments under the terms of any financing arrangements or under applicable law or regulation, or otherwise are unable to provide such funds, our liquidity and financial condition could be materially adversely affected. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities which could disallow our corporate structure, which would likely result in a material change in our operations and the value of our securities may significantly decline or be worthless.

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Risks Related to Doing Business in Taiwan

We face economic and political risks associated with doing business in Taiwan, particularly due to the geopolitical tension between Taiwan and PRC that could negatively affect our business and hence the value of your investment.

As we supply our products to customers around the globe, our performance is affected by global economic conditions as well as geopolitical issues and other conditions with global reach. Macroeconomic weakness and uncertainty make it more difficult for us to manage our operations and accurately forecast financial result. As a result of the recent movement of Russian military units into provinces in Ukraine, the United States, the European Union, the United Kingdom and other jurisdictions have imposed sanctions on certain Russian and Ukrainian persons and entities, including certain Russian banks, energy companies and defense companies, and have imposed restrictions on exports of various items to Russian and certain regions of Ukraine (including the self-proclaimed Donetsk People’s Republic and Luhansk People’s Republic and Crimea). Moreover, on February 22, 2022, the Office of Foreign Assets Control of the United States issued sanctions aimed at limiting Russia’s ability to raise funds through sovereign debt. Such ongoing events between Ukraine and Russia and U.S. and Iran could also increase China/Taiwan political tensions and U.S./China trade and other relations. These geopolitical issues have resulted in increasing global tensions and create uncertainty for global commerce. Any or all of these factors could negatively affect demand for our products and our business, financial condition and result of operations. In addition, new requirements or restrictions could come into effect which might increase the scrutiny on our business or result in one or more of our business activities being deemed to have violated sanctions. Our business and reputation could be adversely affected if the authorities of United States, the European Union, the United Nations, Taiwan or other jurisdictions were to determine that any of our activities constitutes a violation of the sanctions they impose or provides a basis for a sanctions designation of us.

Further, our headquarters, R&D center and material laboratory are located in Taiwan. Accordingly, our business, financial condition and results of operations and the market price of our Class A Ordinary Shares may be affected by changes in governmental policies, taxation, growth rate, inflation rate or interest rates and by social instability and diplomatic and social developments in or affecting Taiwan. In particular, the unique political status of Taiwan and its internal political movement cause sustained tension between PRC and Taiwan. Past developments related to the interactions between PRC and Taiwan, especially in relation to trade activities such as bans on exports of goods from time to time, have on occasion depressed the transactions and business operations of certain Taiwanese companies and overall economic environment. We cannot predict whether there will be escalation of the tensions between PRC and Taiwan which would lead to new bans or tariffs on exports or even conflict. Any conflict which threatens the military, political or economic stability in Taiwan could have a material adverse effect on our current or future business and financial condition and results of operations.

The imposition of foreign exchange restrictions in Taiwan may have an adverse effect on foreign investors’ abilities to acquire securities of a Taiwan company, including the shares of our subsidiaries in Taiwan, or to repatriate the interest, dividends or sale proceeds from those securities.

The Taiwan government may impose foreign exchange restrictions in certain emergency situations, including situations where there are sudden fluctuations in interest rates or exchange rates, where the Taiwan government experiences extreme difficulty in stabilizing the balance of payments or where there are substantial disturbances in the financial and capital markets in Taiwan. These restrictions may require foreign investors to obtain the Taiwan government’s approval before acquiring securities of a Taiwan company, including the shares of our subsidiaries in Taiwan, repatriating the interest or dividends from those securities or repatriating the proceeds from the sale of those securities.

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Risks Related to Ownership of Our Class A Ordinary Shares

The joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

The AHFCAA was enacted on December 23, 2022. The AHFCAA states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On November 5, 2021, the PCAOB approved a new rule, PCAOB Rule 6100, Board Determinations Under the HFCAA, to provide a framework for its determinations under the HFCAA that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The rule establishes the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information the PCAOB will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the Board will reaffirm, modify, or vacate any such determinations.

In December 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. Also, on December 16, 2021, pursuant to the HFCAA, the PCAOB issued a Determination Report which determined that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of PRC, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

On December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, the Consolidated Appropriations Act was signed into law by the previous President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before a Company’s securities may be prohibited from trading or delisted. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023.

However, there is no assurance that future audit reports will be prepared by auditors able to be inspected by the PCAOB and therefore, in the future, you may be deprived of the benefits of such inspection. As such, trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or investigate completely our auditor, and as a result our securities may be delisted.

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If we fail to meet applicable listing requirements, Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We cannot assure you that our securities will continue to be listed on Nasdaq. In order to continue listing our securities on Nasdaq, we must maintain certain financial, distribution and share price levels. In general, we must maintain a minimum bid price of $1.00 per share, a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum of 300 public holders. We cannot assure you that we will be able to meet those continued listing requirements.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Class A Ordinary Shares is a “penny stock” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Ordinary Shares are listed on Nasdaq, our Class A Ordinary Shares will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

In addition to the risks addressed below in “— The market price for our Class A Ordinary Shares may be volatile, which could result in substantial losses to investors,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Ordinary Shares , which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares. In addition, investors of our ordinary shares may experience losses, which may be material, if the price of our Class A Ordinary Shares declines or if such investors purchase shares of our Class A Ordinary Shares prior to any price decline.

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Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

The market price for our Class A Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading prices of our Class A Ordinary Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of companies based in Taiwan that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial decline in their trading prices. The trading performances of other Taiwan companies’ securities after their offerings may affect the attitudes of investors toward Taiwan companies listed in the United States, which consequently may impact the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material adverse effect on the market price of our ordinary shares. In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us, our customers, or our industry;

●	announcements of studies and reports relating to our service offerings or those of our competitors;

●	actual or anticipated fluctuations in our results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

●	additions to or departures of our senior management;

●	detrimental negative publicity about us, our management or our industry;

●	fluctuations of exchange rates between the NTD, Renminbi and the U.S. dollar;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

●	sales or perceived potential sales of additional Class A Ordinary Shares.

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The trading price of our Class A Ordinary Shares has been and may continue to be subject to rapid and substantial price volatility that may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for investors to assess the value of our Class A Ordinary Shares.

Since our initial public offering in July 2025, the trading price of our Class A Ordinary Shares has been subject to volatility and may continue to experience rapid and substantial price movements that may be unrelated to our actual or expected operating performance and financial condition or prospects. Our Class A Ordinary Shares may trade at prices significantly higher or lower than their current trading price. Extreme share price volatility is common among companies with relatively smaller public floats, and we expect that such volatility may continue. Contributing to this risk of volatility are a number of factors. Our Class A Ordinary Shares are held by a relatively limited number of shareholders and thus, are likely to be more sporadically and thinly traded than shares of larger, more established companies. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price of our Class A Ordinary Shares could decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. More risk-averse investors may be inclined to sell their shares more quickly and at greater discounts than would be the case with shares of a larger, more established company with a relatively large public float.

Many of these factors are beyond our control and may decrease the market price of our Class A Ordinary Shares. Such volatility, including any stock run-ups or declines, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects, making it difficult for investors to assess the value of our Class A Ordinary Shares. Accordingly, you could lose all or part of your investment.

As an exempted company with limited liability incorporated under the laws of the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a Cayman Islands company that is listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. For example, neither the Companies Act nor our amended and restated memorandum and articles of association requires a majority of our board of directors to be independent and we could include non-independent directors as members of our compensation committee and nominating committee and our independent directors would not necessarily hold regular scheduled meetings at which only independent directors are present. In addition, we will be able to follow our home country law instead of the Nasdaq listing rules that require us to obtain shareholder approval for certain dilutive events, such as certain transactions other than a public offering involving issuances of a 20% or greater interest in the company, and acquisitions of the stock or assets of another company. If we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under Nasdaq’s corporate governance listing standards applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

Our corporate affairs are governed by our amended and restated memorandum and articles of association (as may be amended from time to time), the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as that from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

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The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in the United States and other jurisdictions. As a result, the remedies available to our minority shareholders may differ from those available under the laws of such other jurisdictions, including the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (other than copies of our memorandum and articles of association, any special resolutions passed by such companies, and register of mortgages and charges). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ from the Nasdaq corporate governance requirements; these practices may afford less protection to shareholders than they otherwise would under rules and regulations applicable to United States domestic issuers.

As a result of all of the above, our public shareholders may encounter different issues in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as shareholders of a U.S. public company.

We are a foreign private issuer and, as a result, will not be subject to U.S. proxy rules and will be subject to more lenient and less frequent Exchange Act reporting obligations than a U.S. issuer.

Currently, we are reporting under the Exchange Act as a foreign private issuer. Because we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their stock ownership and trading activities and impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing of quarterly reports on Form 10-Q containing unaudited financial and other specified information and current reports on Form 8-K upon the occurrence of specified significant events.

In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are not large accelerated filers or accelerated filers are required to file their annual report on Form 10-K within 90 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, aimed at preventing issuers from making selective disclosures of material information. As a result, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

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We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Since we are a public company, we expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.235 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

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There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

A non-United States corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income.

Based on our current composition of assets, subsidiaries and market capitalization (which will fluctuate from time to time), we do not expect to be or become a PFIC for U.S. federal income tax purposes. However, the determination of whether we will be or become a PFIC will depend, in part, upon the value of our goodwill and other unbooked intangibles. Furthermore, the determination of whether we will be or become a PFIC will depend, in part, on the composition of our income and assets. Fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised from our initial public offering in 2025. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets.

Because determination of PFIC status is a fact-intensive inquiry made on an annual basis that depends upon the composition of our assets and income, no assurance can be given that we are not or will not become classified as a PFIC. If we were to be or become classified as a PFIC in any taxable year, a U.S. Holder (as defined in “Item 10. Additional Information—E. Taxation — Certain United States Federal Income Tax Considerations”) may incur significantly increased U.S. federal income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on the Class A Ordinary Shares to the extent such gain or distributions is treated as an “excess distribution” under the U.S. federal income tax rules. Further, if we are classified as a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares. You are urged to consult your tax advisor concerning the United States federal income tax consequences of acquiring, holding, and disposing of Class A Ordinary Shares if we are or become classified as a PFIC. For more information, see “Item 10. Additional Information—E. Taxation — Certain United States Federal Income Tax Considerations.” of our Annual Report.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual class ordinary share structure. Our Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A and Class B Ordinary Shares have the same rights, including dividend rights, except that holders of Class A Ordinary Shares will be entitled to one vote per share on all matters subject to the vote at general meetings of the Company, while holders of Class B Ordinary Shares will be entitled to ten (10) votes per share on all matters subject to the vote at general meetings of the Company, and Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances unless otherwise permitted by the directors of the Company.

Mr. Jing-Bin Chiang and New Moon Corporation continue to beneficially own all of our Class B Ordinary Shares. These Class B Ordinary Shares will constitute approximately 30.41% of our total issued and outstanding share capital and approximately 81.38% of the aggregate voting power of our total issued and outstanding share capital immediately due to the disparate voting powers associated with our dual-class share structure. As a result of the dual-class share structure and the concentration of ownership, holder of Class B Ordinary Shares, our Controlling Shareholder, Chief Executive Officer, Chairman of the Board and Director, Mr. Jing-Bin Chiang, will have the ability to control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets, and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our Company and may reduce the price of our Class A Ordinary Shares.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade our Class A Ordinary Shares or publish inaccurate or unfavorable research about our business, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Class A Ordinary Shares to decline.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in Taiwan and/or PRC for the years ended December 31, 2022 and 2021 and up until April 2023. Since April 2023, substantially all of our assets are located in Taiwan. In addition, certain of our directors and officers reside outside the United States. As a result, it may be difficult for you to effect service of process within the United States or elsewhere outside Taiwan and/or PRC upon these persons. It may also be difficult for you to enforce in Taiwan and/or PRC or Cayman Islands courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. It may be difficult or impossible for you to bring an action against us in the Cayman Islands if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the Cayman Islands or Taiwan and/or PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state and it is uncertain whether such Cayman Islands or Taiwan and/or PRC courts would hear original actions brought in the Cayman Islands or Taiwan and/or PRC against us or such persons predicated upon the securities laws of the United States or any state.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A Ordinary Shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our Class A Ordinary Shares.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

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OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $150,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

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CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

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DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

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DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association which are currently effective (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

The share capital of the Company consists of ordinary shares. Based on our amended and restated memorandum and articles of association, our authorized share capital is US$300,000,000 divided into (i) 60,000,000 class A ordinary shares of US$2.50 par value each and (ii) 60,000,000 class B ordinary shares of US$2.50 par value each.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time and the Companies Act, and the common law of the Cayman Islands.

As of December 31, 2025, 11,103,204 class A ordinary shares and 6,097,183 class B ordinary shares were issued and outstanding . The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. Our authorized share capital is US$300,000,000 divided into (i) 60,000,000 class A ordinary shares of US$2.50 par value each and (ii) 60,000,000 class B ordinary shares of US$2.50 par value each. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their ordinary shares in accordance with our amended and restated memorandum and articles of association.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our amended and restated articles of association provide that our board of directors may declare and pay dividends if justified by our financial position and permitted by law. Subject to the provisions of the Companies Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the shareholders but no dividend shall exceed the amount recommended by the directors.

Voting Rights. Holders of shares of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as a single class on all matters submitted to a vote for shareholders’ consent. Each Class A Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to ten votes on all matters subject to the vote at general meetings of the Company. In respect of matters requiring shareholders’ vote, each ordinary share is entitled to one vote. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless voting by poll is required by Nasdaq rules or demanded by the chairman of the meeting or by shareholder(s) together holding not less than 10% of the total voting rights of all our shareholders having the right to vote at such general meeting. A quorum required for a meeting of shareholders consists of one shareholder who holds at least one-third of our issued voting shares. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by our board of directors or upon a requisition of any one or more shareholders holding not less than 10% of the right to vote at a general meeting. At least seven clear days’ notice of a general meeting must be given to shareholders.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a meeting.

A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

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There are no limitations on non-residents or foreign shareholders in the amended and restated memorandum and articles of association to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of ordinary shares in the Company have been paid.

Winding Up; Liquidation. Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them, respectively.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our directors may from time to time make calls on our shareholders in respect of any moneys unpaid on their shares including any premium in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. The Companies Act and our amended and restated memorandum and articles of association permit us to purchase our own shares. In accordance with our amended and restated articles of association, provided the necessary shareholders or board approval have been obtained and requirements under the Companies Act have been satisfied, we may issue shares on terms that are subject to redemption at our option on such terms and in such manner as may be determined by our board of directors.

Inspection of Books and Records. Holders of our ordinary shares have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records(except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable. Our authorized, but unissued ordinary shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise addition capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to make its register of members open to inspection by shareholders;

●	does not have to hold an annual general meeting;

●	may not issue negotiable or bearer shares, but may issue shares with no par value;

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●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of the company pursuant to the Data Protection Act, 2017 of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The company is committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a “data controller”, whilst certain of the company’s service providers, affiliates and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfills the Company’s obligation in this respect); (b) the right to obtain a copy of your personal data; (c) the right to require us to stop direct marketing; (d) the right to have inaccurate or incomplete personal data corrected; (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data; (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial); (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data; (h) the right to complain to the Office of the Ombudsman of the Cayman Islands; and (i) the right to require us to delete your personal data in some limited circumstances.

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If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Differences in Corporate Law

The Companies Act is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Companies Act permits merger and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association. A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Companies Act subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that an intelligent and honest man of that class acting in respect of his interest would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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When a takeover offer is made and accepted by holders of not less than 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by a dissenting shareholder within one month from the date on which the notice was given but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that that we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our company’s business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of a procedure for obtaining an exemption from backup withholding in their particular circumstances.

Directors’ Fiduciary Duties. Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our amended and restated articles of association allow our shareholders holding not less than one-tenth of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our amended and restated articles of association do not provide for cumulative voting.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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The Cayman Islands has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Transfer Agent and Registrar

The transfer agent and branch registrar for our Class A Ordinary Shares, which will maintain our branch register located in the United States, will be VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Markets under the symbol “YMAT”

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DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares or Class B Ordinary Shares.  It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

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●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We will issue the debt securities in registered form i.e., book-entry form, which will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of Class A Ordinary Shares or Class B Ordinary Shares at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our Class A Ordinary Shares or Class B Ordinary Shares. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

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●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

Warrants will be issued in registered form, i.e., book-entry form, which will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of Class A Ordinary Shares or Class B Ordinary Shares at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will issue, as soon as practicable, the Class A Ordinary Shares or Class B Ordinary Shares purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our Class A Ordinary Shares or Class B Ordinary Shares. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units composed of any combination of Class A Ordinary Shares, Class B Ordinary Shares, warrants, debt securities and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

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Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

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EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$20,715
FINRA fees	$23,000
Legal fees and expenses	$60,000
Accounting fees and expenses	$10,000
Printing and postage expenses	$3,000
Miscellaneous expenses	$3,000
Total	$119,715

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the most recent annual report on Form 20-F, in our reports of foreign issuer on Form 20-F filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2025.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP, New York, with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Ogier. Legal matters as to PRC law will be passed upon for us by L&L-Leaven, Attorneys-at-Law. Loeb & Loeb LLP may rely upon Ogier with respect to matters governed by Cayman Islands law, L&L-Leaven, Attorneys-at-Law with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2025, included in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered office address of WWC, P.C. is 2010 Pioneer Court, San Mateo, CA 94403, U.S.A.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026;

(2)	our Current Reports on Form 6-K filed with the SEC on May 1, 2026, May 8, 2026, May 8, 2026, May 18, 2026, May 26, 2026, June 8, 2026, June 17, 2026, July 8, 2026, and August 3, 2026;

(3)	the description of our Class A Ordinary Shares contained in our registration statement on Form 8-A and Form 8-A/A, filed with the SEC on July 29, 2025 and January 7, 2026, respectively, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on April 30, 2026 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

7/F-1, No. 633, Sec. 2, Taiwan Blvd.,

Xitun District, Taichung City 407,

Taiwan (R.O.C.)
Tel: + 886-423229900

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of foreign exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. Our directors and officers are nationals or residents of Taiwan or India. As all of our officers are nationals or residents of jurisdictions other than the United States, a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, Lee and Li, Attorneys-at-Law, our counsel as to Taiwan law, and L&L-Leaven, Attorneys-at-Law, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands, Taiwan and China, respectively, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; or
●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

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(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Our Taiwan counsel, Lee and Li, Attorneys-at-Law, has advised us that any United States judgments obtained against us will be enforced by courts in Taiwan without further review of the merits only if the court of Taiwan in which enforcement is sought is satisfied with the following:

●	the court rendering the judgment has jurisdiction over the subject matter according to the laws of Taiwan;

●	if the judgment was rendered by default by the court rendering the judgment, (i) we were duly served within a reasonable period of time within the jurisdiction of such court in accordance with the laws and regulations of such jurisdiction, or (ii) process was served on us with judicial assistance of Taiwan;

●	the judgment and the court procedures resulting in the judgment are not contrary to the public order or good morals of Taiwan; and

●	judgments of the courts of Taiwan are recognized in the jurisdiction of the court rendering the judgment on a reciprocal basis.

Our PRC counsel, L&L-Leaven, Attorneys-at-Law, has advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities, or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative, or investigative proceedings (whether threatened, pending, or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing secretary, or any of our officers in respect of any matter identified in above on condition that the secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (File No. 333-253777), as amended, initially filed with the SEC on March 21, 2022)
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement and Unit Certificate
4.5	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.6	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1***	Opinion of Ogier
5.2	Opinion of Loeb & Loeb LLP
23.1***	Consent of WWC, P.C.
23.2***	Consent of Ogier (included in Exhibit 5.1)
23.3***	Consent of L&L-Leaven
24.1***	Power of Attorney (included on signature page)
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
***	Previously filed.

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Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

Undertaking in respect of qualification of Indentures under the Trust Indenture Act of 1939.

The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taichung City, Taiwan, on September 14, 2026.

J-Star Holding Co., Ltd.

By:	/s/ Jing-Bin Chiang
Jing-Bin Chiang
Chief Executive Officer, Director, and Chairman of the Board of Directors
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jing-Bin Chiang	Chief Executive Officer, Director, and Chairman of the Board of Directors	September 14, 2026
Jing-Bin Chiang	(Principal Executive Officer)

/s/ Abraham Pullolickel Ittycheriah	Chief Financial Officer	September 14, 2026
Abraham Pullolickel Ittycheriah	(Principal Accounting and Financial Officer)

/s/ Ting-Pang Sung	Director	September 14, 2026
Ting-Pang Sung

/s/ Ching-Chou Huang	Independent Director	September 14, 2026
Ching-Chou Huang

/s/ Shen-Huei Wang	Independent Director	September 14, 2026
Shen-Huei Wang

/s/ Ping-Hong Lin	Independent Director	September 14, 2026
Ping-Hong Lin

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of J-Star Holding Co., Ltd. has signed this registration statement or amendment thereto in New York, NY on September 14, 2026.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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